                                                                     EXHIBIT 4.1













                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 27, 2001

                                  BY AND AMONG

                               PACKAGED ICE, INC.,

                                  AS BORROWER,



                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                               ABLECO FINANCE LLC,

                              AS COLLATERAL AGENT,

                                       AND

                              ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I             DEFINITIONS; CERTAIN TERMS..................................................................2
         Section 1.01        Definitions..........................................................................2
         Section 1.02        Terms Generally.....................................................................29
         Section 1.03        Accounting and Other Terms..........................................................30
         Section 1.04        Time References.....................................................................30

ARTICLE II            THE LOANS..................................................................................30
         Section 2.01        Commitments.........................................................................30
         Section 2.02        Making the Loans....................................................................31
         Section 2.03        Repayment of Loans; Evidence of Debt................................................34
         Section 2.04        Interest............................................................................35
         Section 2.05        Reduction of Commitment; Prepayment of Loans........................................36
         Section 2.06        Fees................................................................................39
         Section 2.07        Securitization......................................................................41
         Section 2.08        Taxes...............................................................................41
         Section 2.09        LIBOR Not Determinable; Illegality or Impropriety...................................43
         Section 2.10        Indemnity...........................................................................44
         Section 2.11        Continuation and Conversion of Loans................................................45

ARTICLE III           LETTERS OF CREDIT..........................................................................45
         Section 3.01        Letter of Credit Guaranty...........................................................45
         Section 3.02        Participations......................................................................47
         Section 3.03        Letters of Credit...................................................................48

ARTICLE IV            FEES, PAYMENTS AND OTHER COMPENSATION......................................................49
         Section 4.01        Audit and Collateral Monitoring Fees................................................49
         Section 4.02        Payments; Computations and Statements...............................................49
         Section 4.03        Sharing of Payments, Etc............................................................50
         Section 4.04        Apportionment of Payments...........................................................51
         Section 4.05        Increased Costs and Reduced Return..................................................52

ARTICLE V             CONDITIONS TO LOANS........................................................................54
         Section 5.01        Conditions Precedent to Effectiveness...............................................54
         Section 5.02        Conditions Precedent to All Loans and Letters of Credit.............................58

ARTICLE VI            REPRESENTATIONS AND WARRANTIES.............................................................59
         Section 6.01        Representations and Warranties......................................................59

ARTICLE VII           COVENANTS..................................................................................67
         Section 7.01        Affirmative Covenants...............................................................67
         Section 7.02        Negative Covenants..................................................................77
         Section 7.03        Financial Covenants.................................................................83

ARTICLE VIII          MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND OTHER
                      COLLATERAL.................................................................................84
         Section 8.01        Collection of Accounts Receivable; Management of Collateral.........................84
         Section 8.02        Accounts Receivable Documentation...................................................88
         Section 8.03        Status of Accounts Receivable and Other Collateral..................................88
         Section 8.04        Collateral Custodian................................................................89

ARTICLE IX            EVENTS OF DEFAULT..........................................................................90
         Section 9.01        Events of Default...................................................................90

ARTICLE X             AGENTS.....................................................................................93
         Section 10.01       Appointment.........................................................................93
         Section 10.02       Nature of Duties....................................................................94
         Section 10.03       Rights, Exculpation, Etc............................................................95
         Section 10.04       Reliance............................................................................96
         Section 10.05       Indemnification.....................................................................96
         Section 10.06       Agents Individually.................................................................96
         Section 10.07       Successor Agent.....................................................................96
         Section 10.08       Collateral Matters..................................................................97
         Section 10.09       Agency for Perfection...............................................................98

ARTICLE XI            MISCELLANEOUS..............................................................................99
         Section 11.01       Notices, Etc........................................................................99
         Section 11.02       Amendments, Etc....................................................................100
         Section 11.03       No Waiver; Remedies, Etc...........................................................100
         Section 11.04       Expenses; Taxes; Attorneys' Fees...................................................101
         Section 11.05       Right of Set-off...................................................................102
         Section 11.06       Severability.......................................................................102
         Section 11.07       Assignments and Participations.....................................................102
         Section 11.08       Counterparts.......................................................................105
         Section 11.09       GOVERNING LAW......................................................................105
         Section 11.10       CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE..............................105
         Section 11.11       WAIVER OF JURY TRIAL, ETC..........................................................106
         Section 11.12       Consent by the Agents and Lenders..................................................106
         Section 11.13       No Party Deemed Drafter............................................................106
         Section 11.14       Reinstatement; Certain Payments....................................................106
         Section 11.15       Indemnification....................................................................107
         Section 11.16       Records............................................................................107
         Section 11.17       Binding Effect.....................................................................108
         Section 11.18       Interest...........................................................................108
         Section 11.19       Confidentiality....................................................................109
         Section 11.20       Integration........................................................................110
         Section 11.21       No Novation........................................................................110

                              SCHEDULE AND EXHIBITS


Schedule 1.01(A)             Lenders and Lenders' Commitments
Schedule 1.01(B)             Eligible Equipment
Schedule 1.01(C)             National Accounts
Schedule 5.01(d)(iv)         Mortgages
Schedule 5.01(d)(vii)        Surveys
Schedule 6.01(e)             Subsidiaries
Schedule 6.01(f)             Litigation; Commercial Tort Claims
Schedule 6.01(i)             ERISA
Schedule 6.01(o)             Real Property
Schedule 6.01(q)             Operating Leases
Schedule 6.01(r)             Environmental Matters
Schedule 6.01(s)             Insurance
Schedule 6.01(v)             Bank Accounts
Schedule 6.01(w)             Intellectual Property
Schedule 6.01(x)             Material Contracts
Schedule 6.01(bb)            Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of
                             Business; Chief Executive Office; FEIN
Schedule 6.01(cc)            Tradenames
Schedule 6.01(dd)            Collateral Locations
Schedule 7.02(a)             Existing Liens
Schedule 7.02(b)             Existing Indebtedness
Schedule 7.02(e)             Existing Investments
Schedule 7.02(k)             Limitations on Dividends and Other Payment Restrictions
Schedule 8.01(a)             Lockbox Banks and Lockbox Accounts
                             [TO BE DELIVERED PURSUANT TO SECTION 8.01(a)]
Schedule 8.01(b)             Depository Banks and Depository Accounts

Exhibit A          Form of Guaranty
Exhibit B          Form of Security Agreement
Exhibit C          Form of Pledge Agreement
Exhibit D          Form of Notice of Borrowing
Exhibit E          Form of Borrowing Base Certificate
Exhibit F          [Intentionally Omitted]
Exhibit G          [Intentionally Omitted]
Exhibit H          Form of Assignment and Acceptance
Exhibit I          Form of Cash Collateral Agreement
Exhibit J          Form of Subsidiary Note
Exhibit K          Form of Direction Letter

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                  Second Amended and Restated Credit Agreement, dated as of December 27, 2001, by and among Packaged Ice, Inc., a Texas corporation (the "Borrower"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent") and as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

                  WHEREAS, the Borrower, certain lenders (the "Existing Lenders"), Antares Capital Corporation, as a co-agent for the Existing Lenders, and Bank of America, N.A., as a co-agent and administrative agent for the Existing Lenders (collectively, the "Existing Agents"), are parties to an Amended and Restated Credit Agreement, dated as of November 28, 2000, as amended by the First Amendment and Limited Waiver thereto, dated as of February 28, 2001, the Second Amendment thereto, dated as of May 14, 2001, and the Limited Waiver and Third Amendment thereto, dated as of November 8, 2001 (as so amended, the "Existing Credit Agreement"), pursuant to which the Existing Lenders agreed to make loans and other extensions of credit to the Borrower in an amount, as of the Effective Date, equal to the Existing Indebtedness;

                  WHEREAS, the Borrower has asked the Lenders to extend credit to the Borrower on the terms and conditions set forth in this Agreement through:
(i) the purchase by the Lenders of all rights, including all Existing Indebtedness, and the assumption by the Lenders of all obligations of the Existing Lenders under the Existing Credit Agreement and the assignment to the Agents, for the benefit of the Lenders, of all rights of the Existing Agents under the Existing Credit Agreement and the related Loan Documents (as defined in the Existing Credit Agreement) in the collateral securing the Existing Indebtedness, such Existing Indebtedness to remain outstanding from and after the date of the purchase of the Existing Indebtedness subject to the terms and conditions of this Agreement and (ii) the making of additional loans on and after the date of such purchase consisting of revolving credit loans in an aggregate principal amount not to exceed $38,000,000 at any time outstanding, which will include a $10,000,000 subfacility for the issuance of letters of credit;

                  WHEREAS, the proceeds of the loans shall be used to refinance the Existing Indebtedness, to repurchase the Senior Notes (as hereinafter defined), for general working capital purposes of the Borrower and its subsidiaries and to pay fees and expenses related to this Agreement, and the letters of credit will be used for general working capital purposes; and

                  WHEREAS, the Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

                  In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree that the Existing Credit Agreement shall be amended and restated as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

                  Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                  "Ableco" has the meaning specified therefor in the preamble hereto.

                  "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

                  "Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

                  "Acquisition" means the acquisition of all of the Capital Stock of any Person or all or substantially all of the assets of any Person.

                  "Action" has the meaning specified therefor in Section 11.12.

                  "Administrative Agent" has the meaning specified therefor in the preamble hereto.

                  "Administrative Agent's Account" means (i) initially Citibank, N.A. (New York, New York), ABA# 021000089, Account Name: Cerberus Partners L.P., Account #: 37839889, Ref.: Packaged Ice (Ableco Finance LLC) and (ii) upon the election of the Administrative Agent another account at a bank designated by the Administrative Agent from time to time as the account into which the Borrower shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

                  "Agent" has the meaning specified therefor in the preamble hereto.

                  "Agreement" means this Second Amended and Restated Credit Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Second Amended and Restated Credit Agreement as the same may be in effect at the time such reference becomes operative.

                  "Amortization Waiver" has the meaning specified therefor in
Section 2.05(c)(iv).

                  "Amortization Waiver Fee" has the meaning specified therefore in Section 2.06(g).

                  "Anniversary Fee" has the meaning specified therefor in
Section 2.06(e).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 11.07 hereof and substantially in the form of Exhibit H hereto or such other form acceptable to the Collateral Agent.

                  "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president, executive vice president or treasurer of such Person.

                  "Availability" means, at any time, the difference between (i) the lesser of (A) the Borrowing Base and (B) the Total Revolving Credit Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Loans and (B) all Letter of Credit Obligations.

                  "B of A Intercreditor Agreement" means the Subordination and Intercreditor Agreement dated as of the date hereof by and between the Collateral Agent and Bank of America, N.A., and acknowledged by Cassco Ice & Cold Storage, Inc.

                  "B of A Swap Documents" means, collectively, the ISDA Master Agreement, dated November 17, 2000, by and between Bank of America, N.A. and the Borrower and the schedule thereto, the letter of confirmation, dated December 5, 2000, by and between Bank of America, N.A. and the Borrower in connection with the interest rate swap with respect to a notional amount of $50,000,000, and the Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing made by Cassco Ice & Cold Storage, Inc. to Lawyers Title Realty Services, Inc., as trustee for the benefit of Bank of America, N.A.

                  "Bank" means JPMorgan Chase Bank, its successors or any other bank designated by the Administrative Agent to the Borrower from time to time.

                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" has the meaning specified therefor in the preamble hereto.

                  "Borrowing Base" means, at any time, the difference between
(i) the sum of (A) 85% of the value of the Net Amount of Eligible Accounts Receivable at such time less the amount, if any, of the Dilution Reserve plus
(B) the M&E Component and (ii) such reserves as the Administrative Agent may deem appropriate in the exercise of its reasonable business judgment based upon the lending practices of the Administrative Agent, consistent with the criteria customary in the commercial finance industry generally.

                  "Borrowing Base Certificate" means a certificate signed by an Authorized Officer of the Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 7.01(a)(vi), substantially in the form of Exhibit E.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, provided, that with respect to the borrowing, payment or continuation of, or determination of interest rate on LIBOR Loans, Business Day shall mean any Business Day on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

                  "Capital Expenditures" means, with respect to any Person for any period, the sum of the aggregate of all expenditures, other than expenditures made as the purchase price for any Permitted Acquisition, by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period.

                  "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or the L/C Issuer or the manner in which any Lender, any Person controlling any Lender, or the L/C Issuer allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

                  "Cash Collateral Account" means an interest bearing account maintained by the Borrower with the Cash Collateral Bank pursuant to the terms of the Cash Collateral Agreement.

                  "Cash Collateral Agreement" means the account control agreement among the Borrower, the Collateral Agent and the Cash Collateral Bank, substantially in the form of Exhibit I, as the same may be amended or otherwise modified from time to time.

                  "Cash Collateral Bank" means Bank of America, N.A.

                  "Cash Concentration Account" has the meaning specified therefor in Section 8.01(b).

                  "Cash Concentration Account Agreement" has the meaning specified therefor in Section 8.01(b).

                  "Cash Concentration Account Bank" has the meaning specified therefor in Section 8.01(b).

                  "Change of Control" means each occurrence of any of the following:

                  (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 33% of the aggregate outstanding voting power of the Capital Stock of the Borrower;

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the board of directors of the Borrower;

                  (c) the Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock (other than directors' qualifying shares) of each other Loan Party, free and clear of all Liens (other than any Liens granted hereunder and Permitted Liens);

                  (d) (i) any Loan Party consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described (A) in this clause (ii) in which either (x) in the case of any such transaction involving the Borrower, no Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of the Borrower or (B) in the case of any such transaction involving a Loan Party other than the Borrower, the Borrower has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity;

                  (e) William P. Brick, Jimmy C. Weaver, A.J. Lewis III and Steven P. Rosenberg shall all cease to be involved in the day to day operations and management of the business of the Borrower, and a successor reasonably acceptable to the Collateral Agent is not appointed on terms reasonably acceptable to the Collateral Agent within 90 days of such cessation of involvement; or

                  (f) a "Change of Control" as defined in the Indenture;

provided, however, that, notwithstanding anything to the contrary contained in this definition, any transactions permitted by Section 7.02(c) shall not constitute a "Change of Control."

                  "Closing Fee" has the meaning specified therefor in Section 2.06(a).

                  "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

                  "Collateral Agent" has the meaning specified therefor in the preamble hereto.

                  "Collateral Agent Advances" has the meaning specified therefor in Section 10.08(a).

                  "Collection Account" and "Collection Accounts" have the meanings specified therefor in Section 8.01(a).

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Borrower.

                  "Commitment Fee" has the meaning specified therefor in Section 2.06(b).

                  "Commitments" means, with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

                  "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period including, to the extent not included in Consolidated Net Income, the proceeds of any business interruption insurance to the extent such proceeds constitute compensation for lost earnings, plus (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, and (E) extraordinary or non-recurring losses and other losses from sales of assets other than Inventory sold in the ordinary course of business, less (ii) extraordinary or non-recurring gains and other gains from Dispositions.

                  "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations, (d) interest income, and (e) any non-cash income resulting from any grant of stock, stock options or other equity-based compensation.

                  "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period, (B) cash gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense) and (C) non-cash interest expense associated with Hedging Agreements, plus (ii) the sum of (A) cash losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

                  "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 3.0%, or, if a rate of interest is not otherwise in effect, the greater of (i) Reference Rate plus 5.0% and (ii) 12.5%.

                  "Depository Accounts" has the meaning specified therefor in
Section 8.01(b).

                  "Depository Bank" has the meaning specified therefor in
Section 8.01(b).

                  "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts Receivable during such period, by (b) Borrower's Collections with respect to Accounts Receivable during such period (excluding Extraordinary Receipts) plus the Dollar amount of clause (a).

                  "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts Receivable by one percentage point for each percentage point by which Dilution is in excess of 5%.

                  "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms and dispositions to Loan Parties permitted pursuant to Section 7.02(c)(ii).

                  "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

                  "Early Termination Fee" means a fee equal to (i) the sum of
(A) the average Total Revolving Credit Commitment during the term of this Agreement, and (B) the average aggregate unpaid principal amount of the Term Loans outstanding during the term of this Agreement, multiplied by (ii) (A) 2.0%, if the Total Commitment is terminated at any time from the Effective Date until and including the first anniversary of the Effective Date, (B) 1.0%, if the Total Commitment is terminated at any time after the first anniversary of the Effective Date until and including the second anniversary of the Effective Date, and (C) 0.5%, if the Total Commitment is terminated at any time after the second anniversary of the Effective Date until and including May 3, 2004.

                  "Effective Date" means the date, on or before January 15, 2002, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and the initial Loans are made.

                  "Eligible Accounts Receivable" means the Accounts Receivable of a Loan Party which are, and at all times continue to be, acceptable to the Administrative Agent in the exercise of its reasonable business judgment. In general, an Account Receivable may, in the reasonable business judgment of the Administrative Agent, be deemed to be eligible if: (i) delivery of the merchandise or the rendition of the services has been completed with respect to such Account Receivable; (ii) no return, rejection, repossession or dispute has occurred with respect to such Account Receivable, the Account Debtor has not asserted any setoff, defense or counterclaim with respect to such Account Receivable, and there has not occurred any extension of the time for payment with respect to such Account Receivable that will result in such Account Receivable failing to satisfy clause (v) below without the consent of the Administrative Agent, provided that, in the case of any dispute, setoff, defense or counterclaim with respect to an Account Receivable, the portion of such Account Receivable not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (ii); (iii) such Account Receivable is lawfully owned by a Loan Party free and clear of any Lien other than in favor of the Collateral Agent for the benefit of the Lenders and otherwise continues to be in full conformity with all representations and warranties made by the Loan Parties to the Agents and the Lenders with respect thereto in the Loan Documents; (iv) such Account Receivable is unconditionally payable in Dollars within 90 days from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or other document unless the original of such document is in the possession of the Collateral Agent and contains all necessary endorsements in favor of the Collateral Agent;
(v) no more than 60 days have elapsed from the invoice due date and no more than 90 days have elapsed from the invoice date with respect to such Account Receivable; (vi) such Account Receivable is not due from an Affiliate of a Loan Party; (vii) such Account Receivable does not constitute an obligation of the United States or any other Governmental Authority (unless all steps required by the Administrative Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act or any action under any state statute comparable to the Federal Assignment of Claims Act, have been duly taken in a manner satisfactory to the Administrative Agent); (viii) the Account Debtor (or the applicable office of the Account Debtor) with respect to such Account Receivable is located in a state of the United States, unless such Account Receivable is supported by a letter of credit or other similar obligation satisfactory to the Administrative Agent; (ix) the Account Debtor with respect to such Account Receivable is not also a supplier to or creditor of the Borrower, unless such Account Debtor has executed a no-offset letter reasonably satisfactory to the Administrative Agent; (x) not more than 50% of the aggregate amount of all Accounts Receivable of the Account Debtor with respect to such Account Receivable have remained unpaid 60 days past the invoice due date or 90 days past the invoice date; (xi) the Account Debtor with respect to such Account Receivable (A) has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (B) has not failed, suspended business operations, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs or (D) in the case of an Account Debtor who is an individual, is not an employee of a Loan Party or any of their Affiliates and has not died or been declared incompetent; and (xii) the Administrative Agent is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended and the Administrative Agent believes, in its reasonable business judgment, that the prospect of collection of such Account Receivable is not impaired in material respect for any reason.

                  "Eligible Equipment" means the Ice Factories and other Equipment owned by the Loan Parties that are used in connection with the Loan Parties' ice manufacturing and distribution facilities and that are listed on
Schedule 1.01(B) hereto and located at one of the locations listed on Schedule 1.01(B) hereto which meets all of the following specifications: (i) the Administrative Agent shall have received (A) the most recent appraisal of such Ice Factories or other Equipment requested by the Administrative Agent pursuant to the terms of this Agreement, which appraisal shall be based upon the Net Orderly Liquidation Value of such Ice Factories or other Equipment and shall be in form and substance and from an independent third party appraiser in each case acceptable to the Administrative Agent in its reasonable business judgment, (B) evidence reasonably satisfactory to the Administrative Agent that there are no Liens on such Ice Factories or other Equipment other than Liens in favor of the Collateral Agent for the benefit of the Lenders, and (C) evidence of property insurance and such other information, agreements and documents with respect to such Ice Factories or other Equipment as the Administrative Agent may reasonably request; (ii) the Collateral Agent has a perfected first priority Lien on such Ice Factories and other Equipment and the Collateral Agent shall be satisfied, in its reasonable business judgment, that the Collateral Agent has the right to dispose of such Ice Factories or other Equipment during the continuance of an Event of Default or the Collateral Agent shall otherwise be satisfied, in its reasonable business judgment, that it has sufficient rights to realize upon such Ice Factories or other Equipment during the continuance of an Event of Default;
(iii) such Ice Factories and other Equipment complies with all of the representations and warranties with respect to Equipment in the Loan Documents,
(iv) such Ice Factories are not subject to a Lease with any Person, and (v) such Ice Factories and other Equipment are not furnishings, fixtures, parts and are not intended to be affixed to real property other than real property constituting Collateral and are not to become installed in or affixed to goods other than Collateral, and are not otherwise regarded by the Administrative Agent, in its reasonable business judgment, as unsuitable Collateral for the Obligations and are, and at all times shall continue to be, reasonably acceptable to the Administrative Agent in all respects, in each case as Schedule 1.01(B) may from time to time be amended by the Borrower with the prior written consent of the Agents. Eligible Equipment shall not include obsolete items, damaged, defective, or destroyed items.

                  "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, or written communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release of any Hazardous Materials into the environment.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned or operated by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" shall mean, as to any Person, all of such Person's present and hereafter acquired equipment (as defined in the Uniform Commercial
Code) including, without limitation, all machinery, equipment, furnishings and fixtures, the Ice Factories, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

                  "Event of Default" means any of the events set forth in
Section 9.01.

                  "Excess Cash Flow" means, with respect to any Person for any period, Consolidated EBITDA of such Person and its Subsidiaries for such period, less the sum of

(A) Consolidated Net Interest Expense paid by such Person and its Subsidiaries for such period, (B) income taxes paid by such Person and its Subsidiaries for such period, and (C) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period (excluding expenditures used to acquire Ice Factories then subject to operating leases) to the extent permitted to be made under this Agreement net of the proceeds of Dispositions and insurance or condemnation proceeds reinvested by any Loan Party pursuant to
Section 2.05(d) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Taxes" has the meaning specified therefore in
Section 2.08.

                  "Existing Agents" has the meaning specified therefor in the recitals hereto.

                  "Existing Credit Agreement" has the meaning specified therefor in the recitals hereto.

                  "Existing Indebtedness" means the amount due and payable by the Borrower to the Existing Lenders under the Existing Credit Agreement on the Effective Date in respect of principal, interest, fees and expenses which shall not exceed $62,000,000.

                  "Existing Lenders" has the meaning specified therefor in the recitals hereto.

                  "Extraordinary Receipts" means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business and not consisting of proceeds described in Section 2.05(c)(v) or (vi), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance (excluding the proceeds of any business interruption insurance to the extent such proceeds constitute compensation for lost earnings), (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), and (vi) indemnity payments.

                  "Facilities" means the real properties set forth in Schedule 6.01(o) including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Field Survey and Audit" means a field survey and audit of the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the

Collateral Agent in its reasonable business judgment, at the sole cost and expense of the Borrower.

                  "Final Maturity Date" means October 31, 2004, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

                  "Financial Statements" means (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2000, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the twelve months ended September 30, 2001, and the related consolidated statement of operations, shareholder's equity and cash flows for the twelve months then ended, and (iii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the month of October 2001, and the related consolidated statement of operations, shareholder's equity and cash flows for the month then ended.

                  "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each year.

                  "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period minus Capital Expenditures made by such Person and its Subsidiaries during such period (excluding expenditures used to acquire Ice Factories then subject to operating leases) to the extent permitted to be made under this Agreement net of the proceeds of Dispositions and insurance or condemnation proceeds reinvested by any Loan Party pursuant to Section 2.05(d) hereof, to (ii) the sum of (A) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period to the extent there is not an equivalent permanent reduction in the commitments thereunder, plus (B) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus (C) income taxes paid or payable by such Person and its Subsidiaries during such period (provided that for the avoidance of doubt, income taxes payable in one period but paid in a subsequent period shall be included in this subclause (ii)(C) in the period when payable but not in the period when paid), plus (D) cash dividends or distributions paid by such Person and its Subsidiaries (other than, in the case of the Borrower, dividends or distributions paid to the Borrower) during such period.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

                  "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantor" means (i) each of Reddy Ice, Southern Bottled Water Company, Inc., a Nevada corporation, Cassco Ice & Cold Storage, Inc., a Virginia corporation, and Packaged Ice IP, Inc., a Nevada corporation, and (ii) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

                  "Guaranty" means each Amended and Restated Guaranty or a Guaranty substantially in the form of Exhibit A, made by any Guarantor in favor of the Collateral Agent for the benefit of the Lenders pursuant to Section 7.01(b) or otherwise.

                  "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or extremely hazardous chemical, hazardous waste, special waste, or solid waste under Environmental Laws including, without limitation, any pollutant, contaminant, waste, hazardous waste or toxic substance which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it violates any Environmental Law;
(b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) asbestos-containing materials.

                  "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                  "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "Ice Factories" means the automated ice producing, packaging and storing Equipment owned by the Loan Parties.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis reasonably satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations not covered by any other clause in this definition; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan; and (xi) all obligations referred to in clauses (i) through (x) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that, for purposes of this definition, the amount of such Indebtedness shall be the fair market value of such property. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

                  "Indemnified Matters" has the meaning specified therefor in
Section 11.15.

                  "Indemnitees" has the meaning specified therefor in Section 11.15.

                  "Indenture" means that certain Amended and Restated Indenture, dated as of April 30, 1998, among the Borrower, as issuer, the subsidiaries of the Borrower party thereto and the U.S. Trust Company of Texas, N.A., as trustee, relating to the Senior Notes, as such Indenture may be amended, restated or supplemented from time to time to the extent not prohibited hereunder.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the borrowing date or the date of any continuation of such LIBOR Loan, as the case may be, and (i) in the case of the Term Loan, ending one, two or three months thereafter and (ii) in the case of a Revolving Loan, ending one, two, three or six months thereafter, in each case as selected by the Borrower in the applicable notice given to the Administrative Agent pursuant to Sections 2.02 or 2.11 hereof, provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period for any LIBOR Loan shall end after the Final Maturity Date, and
(iii) in the case of the Term Loan, no more than three (3) Interest Periods in the aggregate for the Borrower may exist at any one time, and in the case of the Revolving Loans, no more than five (5) Interest Periods in the aggregate for the Borrower may exist at any one time.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

                  "Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

                  "L/C Issuer" means the Bank or such other bank as the Administrative Agent may select in its sole and absolute discretion.

                  "L/C Subfacility" means that portion of the Total Revolving Credit Commitment equal to $10,000,000.

                  "L/C Subfacility Effective Date" means the first date on which Letters of Credit may be issued pursuant to Article III of this Agreement, which date shall be 45 days from the Effective Date or such earlier date as the Administrative Agent may agree.

                  "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party whether as lessor or lessee.

                  "Lender" has the meaning specified therefor in the preamble hereto.

                  "Letter of Credit" has the meaning specified therefor in
Section 3.01(a).

                  "Letter of Credit Application" has the meaning specified therefor in Section 3.01(a).

                  "Letter of Credit Collateral Account" has the meaning specified therefor in Section 3.01(b).

                  "Letter of Credit Fee" has the meaning specified therefor in
Section 3.03(b).

                  "Letter of Credit Guaranty" means one or more guaranties by the Administrative Agent in favor of the L/C Issuer guaranteeing the Borrower's obligations to the L/C Issuer under a reimbursement agreement, Letter of Credit Application or other like document in respect of any Letter of Credit.

                  "Letter of Credit Obligations" means, at any time and without duplication, the sum of (i) the Reimbursement Obligations at such time, plus
(ii) the aggregate maximum amount available for drawing under the Letters of Credit outstanding at such time, plus (iii) all additional amounts for which the Administrative Agent may be liable to the L/C Issuer pursuant to any Letter of Credit Guaranty.

                  "Liabilities" has the meaning specified therefor in Section 2.07.

                  "LIBOR" means, with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate of interest published in The Wall Street Journal, Eastern Edition, two Business Days prior to such Interest Period as the "London Interbank Offered Rate" applicable to one, two or three months, and, only in the case of a Revolving Loan, six months, as such Interest Period shall be selected by the Borrower. In the event that The Wall Street Journal, Eastern Edition is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, LIBOR shall be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars are offered by the Reference Bank to first class banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its eurodollar loans are then being conducted at approximately 11:00 a.m. (New York City time), two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  "LIBOR Loan" means a Loan bearing interest calculated based upon LIBOR.

                  "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                  "Loan" means the Term Loan or any Revolving Loan made by an Agent or a Lender to the Borrower pursuant to Article II hereof.

                  "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

                  "Loan Document" means this Agreement, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any Mortgage Assignment, the Cash Collateral Agreement, any Letter of Credit Application, the B of A Intercreditor Agreement, any UCC Filing Authorization Letter and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

                  "Loan Party" means the Borrower and any Guarantor.

                  "Loan Servicing Fee" has the meaning specified therefor in
Section 2.06(d).

                  "Local Accounts" means all Accounts Receivable of the Loan Parties other than the National Accounts.

                  "Lockbox Bank" has the meaning specified therefor in Section 8.01(a).

                  "Lockbox Effective Date" has the meaning specified therefor in
Section 8.01(a).

                  "Lockboxes" has the meaning specified therefor in Section 8.01(a).

                  "M&E Component" means an amount equal to the sum of (i) the least of (A) $20,000,000, (B) 80% of the Net Orderly Liquidation Value of the Eligible Equipment of the Loan Parties, and (C) 60% of the Net Book Value of the Eligible Equipment of the Loan Parties and (ii) from January 28th through July 31st of each year, $10,000,000.

                  "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Loan Parties taken as a whole, (ii) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under the Loan Documents, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document (other than certificates and notices and other non-substantive Loan Documents), (iv) the rights and remedies of any Agent or any Lender under any Loan Document (other than certificates and notices and other non-substantive Loan Documents), or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Lenders on Collateral with an aggregate fair market value equal to or greater than $1,500,000.

                  "Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate annual consideration payable to or by such Person or such Subsidiary of $4,000,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary, provided that the Energy Alliance Agreement, dated May 11, 1999, by and among Enron Energy Services Operations, Inc., the Borrower, Reddy Ice and Cassco Ice & Cold Storage, Inc., a Virginia corporation, shall not be a Material Contract.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Mortgage" means a mortgage, deed of trust, leasehold mortgage or deed to secure debt (as any of the same may be amended, modified, and/or restated), in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to Section 5.01(d), Section 7.01(b), Section 7.01(o) or otherwise.

                  "Mortgage Assignment" means an assignment of a Mortgage, in form and substance reasonably satisfactory to the Collateral Agent, made by Bank of America, N.A., in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to Section 5.01(d).

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

                  "National Accounts" means all Accounts Receivable of the Loan Parties that are listed on Schedule 1.01(C) hereto and all other Accounts Receivable due from Account Debtors that are national chains or Accounts Receivable that are administered and collected at the corporate headquarters of the Borrower.

                  "Net Amount of Eligible Accounts Receivable" means the aggregate unpaid invoice amount of Eligible Accounts Receivable less, without duplication, sales, excise or similar taxes, unapplied cash under 90 days, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts Receivable.

                  "Net Book Value" means, with respect to any Eligible Equipment, the cost of such Eligible Equipment (as reflected in the general ledger of such Person after customary depreciation and reserves established by such Person in good faith and in accordance with GAAP), determined in accordance with GAAP.

                  "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable fees, costs and expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid or payable to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and
(ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable fees, costs and expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid or payable by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

                  "Net Orderly Liquidation Value" means, with respect to the Eligible Equipment of the Loan Parties, as of any date of determination, the orderly liquidation value thereof as determined by an independent third party appraiser reasonably acceptable to the Agents, net of customary liquidation expenses as reasonably determined by the Agents; provided that, in the absence of a continuing Event of Default, the orderly liquidation value shall be determined based upon an appraisal of a sample of the Eligible Equipment, such sample to be determined by the Agents in their reasonable business judgment, and the orderly liquidation value for all Eligible Equipment shall be extrapolated by the Agents using any reasonable methodology from the orderly liquidation value of such sample.

                  "Notice of Borrowing" has the meaning specified therefor in
Section 2.02(a).

                  "Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

                  "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

                  "Participant Register" has the meaning specified therefor in
Section 11.07(b)(v).

                  "Payment Office" means the Administrative Agent's office located at 450 Park Avenue, 28th Floor, New York, New York 10022, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Acquisitions" means any Acquisition by a Loan Party to the extent that each of the following conditions shall have been satisfied:

                  (a) to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 5.02 shall have been satisfied;

                  (b) the Borrower shall have furnished to the Agents at least 10 Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of the Borrower and its Subsidiaries after the consummation of such Acquisition, (iii) a certificate of the chief financial officer of the Borrower, demonstrating on a pro forma basis compliance with all covenants set forth in Section 7.03 hereof after the consummation of such Acquisition, and
(iv) copies of such other agreements, instruments and other documents as any Agent shall reasonably request;

                  (c) the agreements, instruments and other documents referred to in paragraph (b) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property and except for Indebtedness that the Agents, with the consent of the Required Lenders, otherwise expressly consent to in writing after their review of the terms of the proposed Acquisition), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

                  (d) the Subsidiary to be acquired or formed as a result of such Acquisition shall (i) be engaged in the same business as the Loan Parties and such Subsidiary will be a direct wholly-owned Subsidiary of a Loan Party,
(ii) be located in and organized under the laws of a state of the United States, and (ii) in the case of an Acquisition, have a positive Consolidated EBITDA;

                  (e) such Acquisition shall be effected in such a manner so that the acquired Capital Stock or assets are owned either by a Loan Party or a wholly-owned Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;

                  (f) any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) subject, in the case of any interest in real property, to Section 7.02(n);

                  (g) the Borrower and the other Loan Parties shall not, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such Acquisition, to result in the existence or occurrence of a Material Adverse Effect;

                  (h) on a pro forma basis after giving effect to such Acquisition (for the twelve month period following such Acquisition), the Borrower shall be in compliance with Section 7.03; and

                  (i) the Borrower shall certify (and provide the Agents with a pro forma calculation in form and substance reasonably satisfactory to the Agents) to the Agents and the Lenders that, after giving effect to the Acquisition, the Availability is not less than $10,000,000 on a pro forma basis including all consideration given in connection with such Acquisition, other than capital stock of the Borrower delivered to the seller(s) in such Acquisition, as having been paid in cash at the time of making such Acquisition; and

                  (j) the aggregate amount of Permitted Acquisitions with respect to all of the Loan Parties, together with the aggregate amount of expenditures of all Loan Parties used to acquire Ice Factories then subject to operating leases, shall not exceed $5,000,000 in any calendar year from the Effective Date until and including the Final Maturity Date, provided that the purchase of assets provided for in the Reddy Asset Purchase Agreement shall not be subject to the limitation set forth in this clause (j).

                  "Permitted Indebtedness" means:

                  (a) any Indebtedness owing to any Agent and any Lender under this Agreement and the other Loan Documents;

                  (b) any Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                  (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition does not exceed $2,000,000 at any time outstanding;

                  (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

                  (e) guarantees of Indebtedness and other obligations, in each case permitted under this Agreement;

                  (f) Indebtedness permitted under Section 7.02(e);

                  (g) all obligations and liabilities of the Loan Parties under the B of A Swap Documents;

                  (h) Subordinated Indebtedness; and

                  (i) prior to the L/C Subfacility Effective Date, reimbursement obligations in connection with letters of credit issued by financial institutions for the account of the Borrower, which letters of credit are cash-collateralized.

                  "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

                  "Permitted Liens" means:

                  (a) Liens securing the Obligations;

                  (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

                  (c) Liens imposed by law or contracts in favor of landlords', carriers', warehousemen's, mechanics' and materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (d) Liens described on Schedule 7.02(a), but not the extension of coverage thereof to other property other than additions and accessions to such property, or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

                  (e) (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries other than additions and accessions to such property, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens plus the aggregate principal amount of Indebtedness permitted by clause (c) of the definition of "Permitted Indebtedness" shall not exceed at any one time outstanding $2,000,000;

                  (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

                  (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that (i) are exceptions to the commitments for title insurance issued in connection with the Mortgages or Mortgage Assignments, (ii) do not secure obligations for the payment of money or (iii) do not materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

                  (h) Liens securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness;

                  (i) Liens resulting from judgments, decrees, orders or awards which do not otherwise result in an Event of Default;

                  (j) set-offs, chargebacks and other rights of depository and collection banks with respect to money or other instruments of any Loan Party on deposit with or in the possession of any such banks;

                  (k) Liens securing the obligations under the B of A Swap Documents;

                  (l) Liens in favor of the trustee under the Indenture on trust funds under the Indenture; and

                  (m) prior to the L/C Subfacility Effective Date, Liens in connection with the pledging of cash collateral for the letters of credit described in clause (i) of the definition of Permitted Indebtedness.

                  "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

                  "Pledge Agreement" means an Amended and Restated Pledge Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit C, securing the Obligations and delivered to the Collateral Agent.

                  "Pro Rata Share" means:

                  (a) with respect to a Lender's obligation to make Revolving Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing

(i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances) and Letter of Credit Obligations,

                  (b) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by
(ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan, and

                  (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's portion of the Term Loan, by (ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and its interest in the Letter of Credit Obligations and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances) and Letter of Credit Obligations.

                  "property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Rating Agencies" has the meaning specified therefor in
Section 2.07.

                  "Reddy Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of December 14, 2001, by and among Desert Mountain Ice, LLC, a California limited liability company, Mountain Water Ice Company, a California corporation, Glacier Valley Ice Company, L.P., a California limited partnership, South Bay Ice, LLC, a California limited liability company, Reddy Ice and the Borrower.

                  "Reddy Ice" means Reddy Ice Corporation, a Nevada corporation.

                  "Reference Bank" means JPMorgan Chase Bank, its successors or any other major United States commercial bank designated by the Administrative Agent to the Borrower from time to time.

                  "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Reference Rate Loan" means a Loan bearing interest calculated based upon the Reference Rate.

                  "Register" has the meaning specified therefor in Section 11.07(b)(ii).

                  "Registered Loan" has the meaning specified therefore in
Section 11.07(b)(ii).

                  "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligations" means the obligation of the Borrower to reimburse the Administrative Agent or any Lender for amounts payable by the Administrative Agent or any Lender under a Letter of Credit Guaranty in respect of any drawing made under any Letter of Credit, together with interest thereon as provided in Section 2.04.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment in violation of Environmental Laws, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

                  "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. Section 9601.

                  "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

                  "Required Lenders" means Lenders whose Pro Rata Shares of the Term Loan aggregate at least 51%.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Revolving Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(i).

                  "Revolving Loan Lender" means a Lender with a Revolving Credit Commitment.

                  "Revolving Loan Obligations" means any Obligations with respect to the Revolving Loans (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

                  "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  "Securitization" has the meaning specified therefor in Section 2.07.

                  "Securitization Parties" has the meaning specified therefor in
Section 2.07.

                  "Security Agreement" means an Amended and Restated Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit B, securing the Obligations and delivered to the Collateral Agent.

                  "Seller" means any Person that sells Capital Stock or other property or assets to a Loan Party in a Permitted Acquisition.

                  "Senior Debt" means with respect to the Borrower and its Subsidiaries, all secured Indebtedness of the Borrower and its Subsidiaries.

                  "Senior Interest" means all interest on the Senior Debt.

                  "Senior Notes" means the Series B 9 3/4% senior notes due February 1, 2005 in the aggregate principal amount of $270,000,000, issued pursuant to the Indenture.

                  "Settlement Period" has the meaning specified therefor in
Section 2.02(d)(i) hereof.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which are reasonably satisfactory to the Agents which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Agents, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Agents.

                  "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "Subsidiary Note" means a promissory note made by a Subsidiary Guarantor existing on the Effective Date in favor of the Borrower and substantially in the form of Exhibit J hereto or such other form reasonably acceptable to the Collateral Agent.

                  "Term Loan" means, collectively, the loans made by the Term Loan Lenders to the Borrower on the Effective Date pursuant to Section 2.01(a)(ii) and shall include the portion of the Amortization Waiver Fee capitalized pursuant to Section 2.06(g).

                  "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrower in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Term Loan Lender" means a Lender with a Term Loan Commitment.

                  "Term Loan Obligations" means any Obligations with respect to the Term Loan (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

                  "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

                  "Title Insurance Policy" means a mortgagee's loan policy, in form and substance reasonably satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the Collateral Agent, delivered to the Collateral Agent.

                  "Total Commitment" means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

                  "Total Revolving Credit Commitment" means the sum of the amounts of the Lenders' Revolving Credit Commitments.

                  "Total Term Loan Commitment" means the sum of the amounts of the Lenders' Term Loan Commitments.

                  "UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage.

                  "Uniform Commercial Code" has the meaning specified therefore in Section 1.03.

                  "Unused Line Fee" has the meaning specified therefor in
Section 2.06(c).

                  "WARN" has the meaning specified therefor in Section 6.01(z).

                  Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and

Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

                  Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

                  Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

                  Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                                    (i) each Revolving Loan Lender severally
agrees to make Revolving Loans to the Borrower at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment; and

                                    (ii) each Term Loan Lender severally agrees
to make the Term Loan to the Borrower on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Term Loan Commitment.

                           (b) Notwithstanding the foregoing:

                                    (i) The aggregate principal amount of
Revolving Loans outstanding at any time to the Borrower shall not exceed the lower of (A) the difference between

(x) the Total Revolving Credit Commitment and (y) the aggregate Letter of Credit Obligations and (B) the difference between (x) the then current Borrowing Base and (y) the aggregate Letter of Credit Obligations. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                                    (ii) The aggregate principal amount of the
Term Loan made on the Effective Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed. Notwithstanding the foregoing, the principal amount of the Term Loan may be increased by the amount of any Amortization Waiver Fee capitalized pursuant to Section 2.06(g).

                                    (iii) The aggregate principal amount of the
Loans and Letter of Credit Obligations shall not at any time exceed (A) an amount equal to (x) two (2) multiplied by (y) the Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed twelve months or
(B) the maximum principal amount of Indebtedness which, in accordance with the Indenture, is permitted to be incurred by the Borrower.

                  Section 2.02 Making the Loans. (a) The Borrower shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit D hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is five (5) Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, provided that such Notice of Borrowing shall not be received by the Administrative Agent
(i) in the case of a borrowing consisting of Reference Rate Loans, later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan and
(ii) in the case of a borrowing consisting of LIBOR Loans, later than 12:00 noon (New York City time) on the date that is three Business Days prior to the proposed borrowing). Such Notice of Borrowing shall be irrevocable and shall specify (A) the principal amount of the proposed Loan (which, in the case of a LIBOR Loan, must be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof), (B) whether such Loan is requested to be a Reference Rate Loan or a LIBOR Loan and, in the case of a LIBOR Loan, the initial Interest Period with respect thereto, (C) in the case of Loans requested on the Effective Date, whether such Loan is requested to be a Revolving Loan or the Term Loan, and (D) the use of the proceeds of such proposed Loan, provided that the proceeds must be initially transferred to Reddy Ice or another Subsidiary Guarantor, (E) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan, must be the Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). The Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing, in the absence of manifest error. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

                           (b) Each Notice of Borrowing pursuant to this Section
2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of
(i) in the case of a LIBOR Loan, $1,000,000 and in integral multiples of $500,000 in excess thereof, and (ii) in the case of a Reference Rate Loan, $350,000 and in integral multiples of $50,000 in excess thereof.

                           (c) (i) Except as otherwise provided in this
subsection 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment and the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                                    (ii) Notwithstanding any other provision of
this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Agents and the Lenders, the Borrower, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Lenders with a Revolving Credit Commitment, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.02(d); provided, however, that (a) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders prior to the time of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of the proposed Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If either (x) the Borrower gives a Notice of Borrowing requesting a Revolving Loan that is a LIBOR Loan or (y) the Administrative Agent elects not to fund a requested Revolving Loan that is a Reference Rate Loan on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Administrative Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of such Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, at the Payment Office no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to the Borrower on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent at the Payment Office or the amount funded by the Administrative Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by the Borrower.

                                    (iii) If the Administrative Agent has
notified the Revolving Loan Lenders that the Administrative Agent, on behalf of such Revolving Loan Lenders, will fund a particular Revolving Loan pursuant to subsection 2.02(c)(ii), the Administrative Agent may assume that each such Revolving Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Administrative Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving Loan Lender, such Revolving Loan Lender and the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the rate applicable to such Revolving Loan. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account.

                                    (iv) Nothing in this subsection 2.02(c)
shall be deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

                           (d) (i) With respect to each LIBOR Loan, on the first
and the last date of each Interest Period, and with respect to all periods for which the Administrative Agent, on behalf of the Revolving Loan Lenders, has funded Revolving Loans that are Reference Rate Loans pursuant to subsection 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender's initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this subsection 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

                           (ii) In the event that any Revolving Loan Lender
fails to make any payment required to be made by it pursuant to subsection 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the rate applicable to such Revolving Loan. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this subsection 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

                  Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date.

                           (b) The outstanding principal of the Term Loan,
including all amounts of Amortization Waiver Fee capitalized pursuant to Section 2.06(g), shall be repaid in full on the earlier of (i) the termination of the Total Revolving Credit Commitment and (ii) the Final Maturity Date.

                           (c) Each Lender shall maintain in accordance with its
usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                           (d) The Administrative Agent shall maintain accounts
in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and

(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                           (e) The entries made in the accounts maintained
pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                           (f) Any Lender may request that Loans made by it be
evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  Section 2.04 Interest. (a) Revolving Loans. Subject to the terms of this Agreement, at the option of the Borrower, each Revolving Loan will be a LIBOR Loan or a Reference Rate Loan. Each Revolving Loan which is a LIBOR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to LIBOR for the Interest Period in effect for such Revolving Loan plus 3.5%. Each Revolving Loan which is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the Reference Rate plus 1.5%.

                           (b) Term Loan. Subject to the terms of this
Agreement, at the option of the Borrower, all or a portion of the Term Loan will be a LIBOR Loan or a Reference Rate Loan. The portion of the Term Loan that is a LIBOR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until such principal amount becomes due, at a rate per annum equal to the greater of (i) LIBOR for the Interest Period in effect for such portion of the Term Loan plus 4.0% and (ii) 9.5%. The portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until such principal amount becomes due, at a rate per annum equal to the greater of (A) the Reference Rate plus 2.0% and (B) 9.5%.

                           (c) Default Interest. To the extent permitted by law,
upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities, outstanding Reimbursement Obligations or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Default Rate.

                           (d) Interest Payment. Interest on each Loan shall be
payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due hereunder.

                           (e) General. All interest shall be subject to the
provisions of Section 11.18 and shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

                  Section 2.05 Reduction of Commitment; Prepayment of Loans.

                           (a) Reduction of Commitments.

                                    (i) Revolving Credit Commitments. The Total
Revolving Credit Commitment shall terminate on the Final Maturity Date. Except as provided in Section 2.06(h), the Borrower may, without premium or penalty, reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02, (C) the Letter of Credit Obligations at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn. Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), shall be made by providing not less than five (5) days' prior written notice to the Administrative Agent and shall be irrevocable. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                                    (ii) Term Loan. The Total Term Loan
Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.

                           (b) Optional Prepayment.

                                    (i) Revolving Loans. Except as provided in
Section 2.06(h), the Borrower may prepay, without premium or penalty, the principal of any Revolving Loan, in whole or in part at any time and from time to time.

                                    (ii) Term Loan. Except as provided in
Section 2.06(h), the Borrower may, upon at least five (5) Business Days' prior written notice to the Agents, prepay, without premium or penalty, the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this subsection (b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.

                           (c) Mandatory Prepayment.

                                    (i) The Borrower will immediately prepay the
Revolving Loans at any time when the aggregate principal amount of all Revolving Loans plus the outstanding amount of all Letter of Credit Obligations exceeds the Borrowing Base, to the full extent of any such excess. On each day that any Revolving Loans or Letter of Credit Obligations are outstanding, the Borrower shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans and Letter of Credit Obligations outstanding on such day. If at any time after the Borrower has complied with the first sentence of this Section 2.05(c)(i), the aggregate Letter of Credit Obligations is greater than the then current Borrowing Base, the Borrower shall provide cash collateral to the Administrative Agent in an amount equal to 110% of such excess, which cash collateral shall be deposited in the Letter of Credit Collateral Account and, provided that no Event of Default shall have occurred and be continuing, returned to the Borrower, at such time as the aggregate Letter of Credit Obligations plus the aggregate principal amount of all outstanding Revolving Loans no longer exceeds the then current Borrowing Base.

                                    (ii) The Borrower will immediately prepay
the outstanding principal amount of the Term Loan in the event that the Total Revolving Credit Commitment is terminated for any reason.

                                    (iii) The Administrative Agent shall on each
Business Day apply all funds transferred to or deposited in the Administrative Agent's Account, to the payment, in whole or in part, of the outstanding principal amount of the Revolving Loans.

                                    (iv) Within ten (10) days of delivery to the
Agents and the Lenders of audited annual financial statements pursuant to
Section 7.01(a)(ii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2002 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(ii), ten (10) days after the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(ii), the Borrower shall prepay the outstanding principal amount of the Term Loan (or, if the Term Loan has been paid in full, the Revolving Loans) in an amount equal to
(A) 65% of the Excess Cash Flow of the Borrower and its Subsidiaries for such Fiscal Year, less (B) voluntary prepayments of the Term Loan made by the Borrower pursuant to Section 2.05(b)(ii). Notwithstanding anything to the contrary contained herein, the Lenders shall waive the prepayment required under this subsection (iv) for any Fiscal Year (an "Amortization Waiver") so long as
(A) the Borrower shall have made a request in writing to the Agents that prepayment under this subsection (iv) for such Fiscal Year be waived, (B) both immediately before and immediately after giving effect to such Amortization Waiver, no Default or Event of Default shall have occurred and be continuing, and (C) the Borrower shall have paid the Amortization Waiver Fee with respect to such Amortization Waiver to the Administrative Agent for the account of the Lenders pursuant to Section 2.06(g).

                                    (v) Immediately upon any Disposition by any
Loan Party or its Subsidiaries pursuant to Section 7.02(c)(ii)(C) or (D), the Borrower shall prepay the outstanding principal amount of the Term Loan (or, if the Term Loan has been paid in full, the Revolving Loans) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans pursuant to Section 2.05(d)) shall exceed $10,000,000 for all such Dispositions in any calendar year commencing in 2002, provided that (A) this subsection (v) shall not apply to the Disposition of the assets of the Borrower and Reddy Ice described as the "Reddy Assets" in the Reddy Asset Purchase Agreement, and (B) the Net Cash Proceeds from Dispositions not required to be paid as a prepayment of Loans pursuant to this paragraph may be used to voluntarily prepay the Loans (first to the Term Loan and second to the Revolving Loans) or, in the absence of an Event of Default, commencing in 2002, Net Cash Proceeds from Dispositions in an amount of up to $10,000,000 in any calendar year may be used to purchase assets used or useful in the business of the Loan Parties, provided such Net Cash Proceeds are deposited in the Cash Collateral Account and used in accordance with Section 2.05(d). Nothing contained in this subsection (v) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

                                    (vi) Upon the issuance or incurrence by any
Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in clauses (a), (b), (c), (d) and (e) of the definition of Permitted Indebtedness), or the sale or issuance by the Borrower of any shares of its Capital Stock in an aggregate amount in excess of $10,000,000 since the Effective Date, the Borrower shall prepay the outstanding amount of the Term Loan (or if the Term Loan has been paid in full, the Revolving Loans) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith; provided, that in the case of the sale or issuance of Capital Stock, only proceeds exceeding $10,000,000 since the Effective Date shall be prepaid. The provisions of this subsection (vi) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

                                    (vii) Upon the receipt by any Loan Party or
any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal of the Term Loan (or, if the Term Loan has been paid in full, the Revolving Loans) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts, provided that, in the absence of an Event of Default, Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts, resulting from the loss, destruction or taking by condemnation of Collateral in an amount not exceeding $3,000,000 for any one occurrence may be used to replace, repair or restore Collateral if such Extraordinary Receipts are deposited in the Cash Collateral Account and used in accordance with Section 2.05(d).

                           (d) Application of Payments and Deposits. Each
prepayment pursuant to subsections (c)(iv), (c)(v), (c)(vi) and (c)(vii) above shall be applied, first, to the Term Loan, and second, to the Revolving Loans. In accordance with the Cash Collateral Agreement, all amounts deposited in the Cash Collateral Account pursuant to subsections (v) and (vii) above shall constitute Collateral for the Obligations. Amounts deposited in the Cash Collateral Account may be withdrawn by the Borrower to purchase new Equipment used or useful in the business of the Loan Parties or to replace, repair or restore lost, destroyed or taken Collateral;

provided that (i) such withdrawal must be made and (A) such Equipment must be purchased within 360 days after the date of the receipt of any proceeds of a Disposition and the Borrower shall deliver a certificate to the Collateral Agent on or prior to the date of such Disposition (which certificate shall set forth estimates of the Net Cash Proceeds of a Disposition to be so expended) or (B) such Collateral must be replaced, repaired or restored within 360 days after the date of such loss, destruction or taking and the Borrower shall deliver a certificate to the Collateral Agent within 30 days after the date of such loss, destruction or taking (which certificate shall set forth estimates of the proceeds to be so expended), (ii) the amount withdrawn may not exceed the amount of any such receipt of proceeds or any such loss, destruction or taking, as the case may be, and (iii) no Default or Event of Default shall have occurred and be continuing at the time of such withdrawal. Upon the occurrence and during the continuance of an Event of Default, or if all or any portion of such proceeds are not so applied to the purchase of new Equipment, or the replacement, repair or restoration of the Collateral lost, destroyed or taken within the time periods specified under this subsection (d), prepayment shall be made in accordance with the first sentence of this subsection (d).

                           (e) Interest and Fees. Any prepayment made pursuant
to this Section 2.05 (other than prepayments made pursuant to subsections (c)(i) and (c)(iii) of this Section 2.05) shall be accompanied by accrued and unpaid interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued and unpaid to such date pursuant to Section 2.06.

                           (f) Cumulative Prepayments. Except as otherwise
expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

                  Section 2.06 Fees. (a) Closing Fee. On or prior to the Effective Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with a written agreement among such Lenders, a non-refundable closing fee (the "Closing Fee") equal to $820,000, which shall be deemed fully earned when paid.

                           (b) Commitment Fee. On or prior to the Effective
Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with a written agreement among such Lenders, a non-refundable commitment fee (the "Commitment Fee") equal to $500,000, which shall be deemed fully earned when paid.

                           (c) Unused Line Fee. From and after the Effective
Date and until the Final Maturity Date, the Borrower shall pay to the Administrative Agent for the account of the Revolving Loan Lenders, in accordance with a written agreement among such Lenders, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.5% on the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Revolving Loans and Letter of Credit Obligations outstanding from time to time and shall be payable monthly in arrears on the first day of each month commencing January 2, 2002.

                           (d) Loan Servicing Fee. From and after the Effective
Date and until the later of (i) the Final Maturity Date and (ii) the date on which all Obligations are paid in full, the Borrower shall pay to the Administrative Agent for the account of the Agents, in accordance with a written agreement between such Agents, a non-refundable loan servicing fee (the "Loan Servicing Fee") equal to $20,000 each quarter, which shall be deemed fully earned when paid and which shall be payable on the Effective Date (payable ratably based on the number of days remaining in the calendar quarter in which the Effective Date occurs) and quarterly in advance thereafter on the first day of each calendar quarter commencing on January 2, 2002; provided that, notwithstanding the foregoing, if this Agreement is terminated during a quarter, the Agents shall return a ratable portion of the Loan Servicing Fee paid for such quarter, which ratable portion shall be calculated based upon the number of days remaining in the calendar quarter after such termination.

                           (e) Anniversary Fee. The Borrower shall pay to the
Administrative Agent for the account of the Lenders, in accordance with a written agreement among such Lenders, a non-refundable anniversary fee (the "Anniversary Fee") equal to $300,000, which shall be deemed fully earned when paid and which shall be payable on the Effective Date and on each anniversary of the Effective Date; provided that, notwithstanding anything to the contrary, if this Agreement is terminated after any anniversary of the Effective Date and prior to the Final Maturity Date, the Lenders shall return a ratable portion of the Anniversary Fee paid for such year, which ratable portion shall be calculated based upon the number of days remaining in the calendar year after such termination.

                           (f) M&E Overadvance Fee. During any time that the M&E
Component of the Borrowing Base must be in excess of $20,000,000 to support the outstanding Revolving Loans and Letter of Credit Obligations, the Borrower shall pay to the Administrative Agent for the account of the Revolving Loan Lenders, in accordance with a written agreement among such Lenders, a non-refundable fee equal to 1.5% per annum on the portion of the M&E Component in excess of $20,000,000, which fee shall be payable monthly in arrears.

                           (g) Amortization Waiver Fee. As a condition to any
Amortization Waiver pursuant to Section 2.05(c)(iv), the Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with a written agreement among such Lenders, an amortization waiver fee (the "Amortization Waiver Fee") equal to the sum of (i) an amount equal to 5.0% of the amount of the prepayment waived by such Amortization Waiver, payable at the time such Amortization Waiver is granted, and (ii) an amount equal to 2.0% per annum on the amount of the prepayment waived by such Amortization Waiver that would have been payable at the time such Amortization Waiver was granted, payable monthly in arrears, provided, that so long as no Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such payment and the to the extent permitted by the Indenture, the Borrower may request and the Collateral Agent agrees upon such request, that any amount due under clause (ii) of this paragraph (g) shall be capitalized and added to the outstanding principal amount of the Term Loan and shall constitute a part of the Term Loan for all purposes of this Agreement.

                           (h) Early Termination Fee. If the Total Commitment is
terminated prior to May 3, 2004, the Borrower shall pay to the Administrative Agent, for the Account of the Lenders, in accordance with a written agreement among such Lenders, on the date of such termination, the Early Termination Fee, provided that the Early Termination Fee shall not be payable if the Total Commitment is terminated as a result of a refinancing of the Indebtedness under this Agreement by Ableco or any of its Affiliates and the Administrative Agent or any of its Affiliates.

                  Section 2.07 Securitization. The Borrower hereby acknowledges that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Borrower shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Borrower and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrower under the Loan Documents or change or affect in a manner adverse to the Borrower the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and
(c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans, provided that such indemnity shall not apply to any such Liabilities that are finally determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Lenders, their Affiliates or such Securitization Party, and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

                  Section 2.08 Taxes. (a) All payments made by the Borrower hereunder or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the net income, capital or revenues (collectively, the "Excluded Taxes") of any Lender, any Agent or the L/C Issuer imposed by the jurisdiction in which such Lender, such Agent or the L/C Issuer is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions and conditions being hereinafter collectively referred to as "Taxes"). If the Borrower shall be required by law, rule, regulation or any interpretation of any relevant Governmental Authority to deduct or to withhold any Taxes from or in respect of any amount payable hereunder,

                                    (i) the amount so payable shall be increased
to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders, the Agents or the L/C Issuer pursuant to this sentence) the Lenders, the Agents or the L/C Issuer receive an amount equal to the sum they would have received had no such deduction or withholding been made,

                                    (ii) the Borrower shall make such deduction
or withholding, and

                                    (iii) the Borrower shall pay the full amount
deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Lenders, the Agents and the L/C Issuer an official receipt (or, if an official receipt is not available, such other documentation as shall be reasonably satisfactory to the Lenders, the Agents or the L/C Issuer, as the case may be) showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Letters of Credit or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

                           (b) The Borrower will indemnify the Lenders, the
Agents and the L/C Issuer for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by any Lender, any Agent or the L/C Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that, if the Borrower is required to indemnify any Lender for the amount of any Taxes or Other Taxes pursuant to this Section 2.08, then such Lender shall use commercially reasonable efforts to minimize the amount of such Taxes or Other Taxes for which such indemnity applies if in the reasonable judgment of such Lender such efforts would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such efforts.. This indemnification shall be paid within 10 days from the date on which any such Lender, any such Agent or the L/C Issuer makes written demand therefor, which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

                           (c) Each Lender that is organized in a jurisdiction
other than the United States, a State thereof or the District of Columbia hereby agrees that:

                                    (i) it shall, no later than the Effective
Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.07 hereof after the Effective Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower and the Agents: (A) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8ECI or successor form, or (B) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8BEN or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from, or subject to a reduced rate of, withholding of United States Federal income tax; and

                                    (ii) if at any time such Lender changes its
lending office or offices or selects an additional lending office for purposes of this Agreement, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower and the Agents the appropriate forms as described in clause (i) above in replacement for, or in addition to, the forms previously delivered by it hereunder.

                           (d) If the Borrower fails to perform any of its
obligations under this Section 2.08, the Borrower shall indemnify the Lenders, the Agents and the L/C Issuer for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Borrower under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  Section 2.09 LIBOR Not Determinable; Illegality or Impropriety. (a) In the event, and on each occasion, that on or before the day on which LIBOR is to be determined for a borrowing that is to include LIBOR Loans, the Administrative Agent has determined in good faith that, or has been advised by the Collateral Agent or the Required Lenders that, (i) LIBOR cannot be reasonably determined for any reason, (ii) LIBOR will not adequately and fairly reflect the cost of maintaining LIBOR Loans or (iii) Dollar deposits in the principal amount of the applicable LIBOR Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Lenders' LIBOR Loans are then being conducted, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the other Lenders. In the event of any such determination, any request by the Borrower for a LIBOR Loan pursuant to Section 2.02 shall, until, (i) in the case of such a determination by the Collateral Agent or the Required Lenders, the Administrative Agent has been advised by the Collateral Agent or the Required Lenders and the Administrative Agent has so advised the Borrower that, or (ii) in the case of a determination by the Administrative Agent, the Administrative Agent has advised the Borrower and the other Lenders that, the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan. Each determination by the Administrative Agent, the Collateral Agent and/or the Required Lenders hereunder shall be conclusive and binding absent manifest error.

                           (b) In the event that it shall be unlawful or
improper for any Lender to make, maintain or fund any LIBOR Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Administrative Agent and the Borrower describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make LIBOR Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Administrative Agent and the Borrower. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding LIBOR Loan as a LIBOR Loan, such Lender shall, upon the happening of such event, notify the Administrative Agent and the Borrower, and the Borrower shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, at the end of the then current Interest Period for such LIBOR Loan, convert each such LIBOR Loan into a Reference Rate Loan.

                  Section 2.10 Indemnity. (a) The Borrower hereby jointly and severally indemnifies each Lender against any loss or expense that such Lender actually sustains or incurs (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan, and including loss of anticipated profits) as a consequence of (i) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (ii) any failure by the Borrower to borrow any LIBOR Loan hereunder, to convert any Reference Rate Loan into a LIBOR Loan or to continue a LIBOR Loan as such after notice of such borrowing, conversion or continuation has been given pursuant to Section 2.02 or 2.11 hereof, (iii) any payment, prepayment (mandatory or optional) or conversion of a LIBOR Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any LIBOR Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of anticipated profits) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid or prepaid or converted or continued or not borrowed or converted or continued (based on LIBOR applicable thereto) for the period from the date of such payment, prepayment, conversion, continuation or failure to borrow, convert or continue on the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow, convert or continue) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid, converted or continued or not borrowed, converted or continued for such Interest Period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10 and the basis for the determination of such amount or amounts shall be delivered to the Borrower and shall be conclusive and binding absent manifest error.

                           (b) Notwithstanding paragraph (a) of this Section
2.10, the Administrative Agent will use reasonable efforts to minimize or reduce any such loss or expense resulting from the mandatory prepayments required by
Section 2.05 of this Agreement by
applying all payments and prepayments to Reference Rate Loans prior to any application of payments to LIBOR Loans.

                  Section 2.11 Continuation and Conversion of Loans. Subject to
Section 2.09 hereof, the Borrower shall have the right, at any time, on three
(3) Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, to continue any LIBOR Loan, or any portion thereof, into a subsequent Interest Period or to convert any Reference Rate Loan or portion thereof into a LIBOR Loan, or on one (1) Business Day's prior irrevocable written or telecopy notice to the Administrative Agent, to convert any LIBOR Loan or portion thereof into a Reference Rate Loan, subject to the following:

                           (a) no LIBOR Loan may be continued as such and no
Reference Rate Loan may be converted into a LIBOR Loan, when any Event of Default or Default shall have occurred and be continuing at such time,

                           (b) in the case of a continuation of a LIBOR Loan as
such or a conversion of a Reference Rate Loan into a LIBOR Loan, the aggregate principal amount of such LIBOR Loan shall not be less than $1,000,000 and in multiples of $500,000 if in excess thereof;

                           (c) any portion of a Loan maturing or required to be
repaid in less than one month may not be converted into or continued as a LIBOR Loan; and

                           (d) if any conversion of a LIBOR Loan shall be
effected on a day other than the last day of an Interest Period, the Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in Section 2.10 hereof.

In the event that the Borrower shall not give notice to continue any LIBOR Loan into a subsequent Interest Period, such Loan shall automatically become a Reference Rate Loan at the expiration of the then current Interest Period.

                                   ARTICLE III

                                LETTERS OF CREDIT

                  Section 3.01 Letter of Credit Guaranty. (a) In order to assist the Borrower in establishing or opening standby letters of credit, which shall not have initial expiration dates that exceed 360 days or, if acceptable to the L/C Issuer, 366 days, from the date of issuance (each a "Letter of Credit"), with the L/C Issuer, on and after the L/C Subfacility Effective Date, the Borrower may request the Administrative Agent to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Administrative Agent's credit to that of the Borrower, and the Administrative Agent will agree to do so. These arrangements shall be coordinated by the Administrative Agent, subject to the terms and conditions set forth below and the terms and provisions of this Article III shall not be applicable prior to the L/C Subfacility Effective Date. The Administrative Agent shall not be required to be the issuer of any Letter of Credit. The Borrower will be the account party for the application for each Letter of Credit, which shall be in form and substance satisfactory to the

Administrative Agent and the L/C Issuer or on a computer transmission system approved by the Administrative Agent and the L/C Issuer, or such other written form or computer transmission system as may from time to time be approved by the Administrative Agent and the L/C Issuer, and shall be duly completed in a manner reasonably acceptable to the Administrative Agent, together with such other certificates, agreements, documents and other papers and information as the Administrative Agent and the L/C Issuer may reasonably request (the "Letter of Credit Application"). In the event of any conflict between the terms of any Letter of Credit Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

                           (b) The aggregate Letter of Credit Obligations shall
not exceed the lowest of (i) the difference between (A) the Total Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Loans then outstanding, (ii) the difference between (A) the Borrowing Base and (B) the aggregate principal amount of all Revolving Loans then outstanding, (iii) the L/C Subfacility, (iv) the difference between (A) an amount equal to (x) two (2) multiplied by (y) the Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed twelve months and (B) the aggregate principal amount of Loans then outstanding, and (v) the difference between (A) the maximum principal amount of Indebtedness which, in accordance with the Indenture, is permitted to be incurred and (B) the aggregate principal amount of Loans then outstanding. In addition, the terms and conditions of all Letters of Credit and all changes or modifications thereof by the Borrower and/or the L/C Issuer shall in all respects be subject to the prior approval of the Administrative Agent in the exercise of its reasonable business judgment; provided, however, that (i) the expiry date of all Letters of Credit shall be no later than fifteen days prior to the Final Maturity Date unless, on or prior to fifteen days prior to the Final Maturity Date either (A) such Letters of Credit shall be cash collateralized in an amount equal to 110% of the face amount of such Letters of Credit by deposit of cash in such amount in an account under the sole and exclusive control of the Administrative Agent for the benefit of the Administrative Agent and/or the L/C Issuer (the "Letter of Credit Collateral Account") or (B) the Borrower shall provide the Administrative Agent and the Revolving Loan Lenders with an indemnification, in form and substance reasonably satisfactory to the Administrative Agent, from a commercial bank or other financial institution acceptable to the Agents for any Letter of Credit Obligations with respect to such Letters of Credit and (ii) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer.

                           (c) The Administrative Agent shall have the right,
without notice to the Borrower, to charge the Loan Account with the amount of any and all Indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agents or the Revolving Loan Lenders under the Letter of Credit Guaranty or incurred by the L/C Issuer with respect to a Letter of Credit at the earlier of (i) payment by the Administrative Agent or the Revolving Loan Lenders under the Letter of Credit Guaranty or (ii) the occurrence of any Default or Event of Default. Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrower, funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to Section 2.02 of this Agreement. Any charges, fees, commissions, costs and expenses charged to the Administrative Agent for the Borrower's account by the L/C Issuer in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account in full when charged to or paid by the Administrative Agent and, when charged, shall be conclusive on the Borrower absent manifest error. Each of the Revolving Loan Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges regardless of whether any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section
5.02 have been satisfied.

                           (d) The Borrower unconditionally indemnifies each
Agent and each Lender and holds each Agent and each Lender harmless from any and all loss, claim or liability incurred by any Agent or any Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the Collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by the L/C Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the L/C Issuer, any Agent or any Lender as determined by a final judgment of a court of competent jurisdiction. The Borrower further agrees to jointly and severally hold each Agent and each Lender harmless from any errors or omission, negligence or misconduct by the L/C Issuer. The Borrower's unconditional obligations to each Agent, each Lender and the L/C Issuer with respect to Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of such Agent's, such Lender's or the L/C Issuer's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees that any charges incurred by the Administrative Agent or the L/C Issuer for the Borrower's account hereunder may be charged to the Loan Account.

                           (e) Upon any payments made to the L/C Issuer under
the Letter of Credit Guaranty, the Agents or the Revolving Loan Lenders, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower in favor of the L/C Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agents and the Revolving Loan Lenders and apply in all respects to the Agents and the Revolving Loan Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

                  Section 3.02 Participations. (a) Purchase of Participations. Immediately upon issuance by the L/C Issuer of any Letter of Credit pursuant to this Agreement, each Revolving Loan Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Loan Lender's Pro Rata Share, in all obligations of the Administrative Agent in such Letter of Credit (including, without limitation, all Reimbursement Obligations of the Borrower with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

                           (b) Sharing of Payments. In the event that the
Administrative Agent makes any payment in respect of the Letter of Credit Guaranty and the Borrower shall not have repaid such amount to the Administrative Agent, the Administrative Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Sections 3.01(c) and 4.02 of this Agreement.

                           (c) Obligations Irrevocable. The obligations of a
Revolving Loan Lender to make payments to the Administrative Agent for the account of the Agents, the Revolving Loan Lenders or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                                    (i) any lack of validity or enforceability
of this Agreement or any of the other Loan Documents;

                                    (ii) the existence of any claim, setoff,
defense or other right which the Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other party and the beneficiary named in such Letter of Credit);

                                    (iii) any draft, certificate or any other
document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (iv) the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents;

                                    (v) any failure by any Agent to provide any
notices required pursuant to this Agreement relating to such Letter of Credit;

                                    (vi) any payment by the L/C Issuer under
such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                                    (vii) the occurrence of any Default or Event
of Default.

                  Section 3.03 Letters of Credit. (a) Request for Issuance. On and after the L/C Subfacility Effective Date, the Borrower may, upon notice not later than 12:00 noon, New York City time, at least two (2) Business Days in advance of the issuance thereof, request the Administrative Agent to assist the Borrower in establishing or opening a Letter of Credit by delivering to the Administrative Agent, with a copy to the L/C Issuer, a Letter of Credit Application, together with any necessary related documents. The Administrative Agent shall not provide support, pursuant to the Letter of Credit Guaranty, if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in Section 5.02 will not have been satisfied on such date, and the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied.

                           (b) Letter of Credit Fees. (i) The Borrower shall pay
to the Administrative Agent for the account of the Lenders, in accordance with a separate written agreement among such Lenders (x) for any Letter of Credit issued hereunder, a non-refundable fee equal to 3.5% per annum of the undrawn amount of such Letter of Credit, payable monthly in arrears and (y) for any amendment to an existing Letter of Credit that increases the stated amount of such Letter of Credit, a non-refundable fee equal to 3.5% per annum of the increase in the stated amount of such Letter of Credit, payable monthly in arrears (the "Letter of Credit Fees").

                                    (ii) L/C Issuer Charges. The Borrower shall
pay to the Administrative Agent the standard charges assessed by the L/C Issuer in connection with the issuance, administration, amendment, payment or cancellation of Letters of Credit.

                                    (iii) Charges to the Loan Account. The
Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Sections 3.01(c) and 4.02 of this Agreement with the amount of any Letter of Credit fees or charges due under this Section 3.03.

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

                  Section 4.01 Audit and Collateral Monitoring Fees. The Borrower acknowledges that pursuant to Section 7.01(f) and subject to the limitations set forth in such Section, representatives of the Agents may visit any Loan Party and/or conduct audits, inspections and/or field examinations of any Loan Party and valuations or appraisals of any or all of the Collateral and/or business or enterprise valuations of the Loan Parties at any time and from time to time in a manner so as to not unduly disrupt the business of such Loan Party. The Borrower agrees to pay (i) $750 per day per examiner plus the examiner's reasonable out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections and field examinations and
(ii) the reasonable cost of all audits, appraisals and valuations conducted by third party auditors or appraisers on behalf of the Agents.

                  Section 4.02 Payments; Computations and Statements. (a) The Borrower will make each payment under this Agreement not later than 1:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 1:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan

Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrower, funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to
Section 2.02 of this Agreement. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent's discretion; provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrower with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                           (b) The Administrative Agent shall provide the
Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, any Letters of Credit issued by the L/C Issuer for the account of the Borrower during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the Borrower during such month to reimburse the Revolving Loan Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

                  Section 4.03 Sharing of Payments, Etc. Except as provided in
Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  Section 4.04 Apportionment of Payments. Subject to Section
2.02 hereof and to any written agreement among the Agents and/or the Lenders:

                           (a) all payments of principal and interest in respect
of outstanding Loans, all payments in respect of the Reimbursement Obligations, all payments of fees (other than the fees set forth in Section 2.06 hereof to the extent set forth in a written agreement among the Agents and the Lenders, fees with respect to Letters of Credit provided for in Section 3.03(b)(ii) and the audit and collateral monitoring fee provided for in Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

                           (b) After the occurrence and during the continuance
of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full; (ii) second, ratably to pay the Revolving Loan Obligations in respect of any fees and indemnities then due to the Revolving Loan Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Revolving Loans, Collateral Agent Advances and Reimbursement Obligations until paid in full; (iv) fourth, ratably to pay principal of the Revolving Loans, Collateral Agent Advances and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral in respect of such Obligations) until paid in full; (v) fifth, ratably to pay the Term Loan Obligations in respect of any fees and indemnities then due to the Term Loan Lenders until paid in full; (vi) sixth, ratably to pay interest due in respect of the Term Loan until paid in full; (vii) seventh, ratably to pay principal of the Term Loan until paid in full, and (viii) eighth, to the ratable payment of all other Obligations then due and payable.

                           (c) In each instance, so long as no Event of Default
has occurred and is continuing, Section 4.04(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Administrative Agent to be for the payment of Term Loan Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan in accordance with the terms and conditions of
Section 2.05.

                           (d) For purposes of Section 4.04(b), "paid in full"
with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                           (e) In the event of a direct conflict between the
priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

                  Section 4.05 Increased Costs and Reduced Return. (a) If any Lender, any Agent or the L/C Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer (in each case, whether or not having the force of law), shall (i) subject any Lender, any Agent or the L/C Issuer, or any Person controlling any such Lender, any such Agent or the L/C Issuer to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or such Agent or any Letter of Credit issued by the L/C Issuer, or change the basis of taxation of payments to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer of any amounts payable hereunder (except for the Excluded Taxes of any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer or
(iii) impose on any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender, any Agent or the L/C Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by any Lender, any Agent or the L/C Issuer hereunder, then, upon demand by any such Lender, any such Agent or the L/C Issuer, the Borrower shall pay to such Lender, such Agent or the L/C Issuer such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for any such increased costs or reductions in amount; provided, however, that (A) the Borrower shall not be required to pay any Lender reimbursement with regard to any such increased costs, unless such Lender notifies the Borrower of such increased costs within 270 days after the earlier of the date such increased costs are paid by such Lender or the first date on which such Lender has actual knowledge that such increased costs have been incurred by such Lender and (B) the Borrower shall not be obligated to a Lender for any increased costs under this Section 4.05(a) unless such Lender is attempting to obtain such increased costs from other similarly situated account parties or borrowers of such Lender where such account parties or borrowers have similar relationships with the Lender under documentation which gives the Lender the same rights with respect to such increased costs.

                           (b) If any Lender, any Agent or the L/C Issuer shall
have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender, any Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer, and any Lender, any Agent or the L/C Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, any Lender's, any Agent's or the L/C Issuer's or any such other controlling Person's other obligations hereunder, or
(ii) has or would have the effect of reducing the rate of return on any Lender's, any Agent's or the L/C Issuer's any such other controlling Person's capital to a level below that which such Lender, such Agent or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender, any Agent or the L/C Issuer, the Borrower shall pay to such Lender, such Agent or the L/C Issuer from time to time such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for any such cost of maintaining such increased capital or any such reduction in the rate of return on such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's capital.

                           (c) All amounts payable under this Section 4.05 shall
bear interest from the date that is ten (10) days after the date of demand by any Lender, any Agent or the L/C Issuer until payment in full to such Lender, such Agent or the L/C Issuer at the Reference Rate. A certificate of such Lender, such Agent or the L/C Issuer claiming compensation under this Section 4.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender, such Agent or the L/C Issuer to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's, such Agent's or the L/C Issuer's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

                                   ARTICLE V

                               CONDITIONS TO LOANS

                  Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

                           (a) Payment of Fees, Etc. The Borrower shall have
paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Sections 2.06 and 11.04.

                           (b) Representations and Warranties; No Event of
Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Agent, any Lender or the L/C Issuer pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

                           (c) Legality. The making of the initial Loans or the
issuance of any Letters of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

                           (d) Delivery of Documents. The Collateral Agent shall
have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

                                    (i) a Security Agreement, duly executed by
each Loan Party;

                                    (ii) a Pledge Agreement, duly executed by
the Borrower, together with the original stock certificates representing all of the common stock of each other Loan Party and all intercompany promissory notes of each other Loan Party, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

                                    (iii) a Cash Collateral Agreement;

                                    (iv) a Mortgage Assignment for each of the
Mortgages described on Schedule 5.01(d)(iv) hereto;

                                    (v) evidence of the delivery of the Mortgage
Assignments and/or Mortgages to the appropriate authorities in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to record and perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

                                    (vi) the Title Insurance Policy and
endorsement to the Title Insurance Policy insuring the Mortgage Assignment, dated as of the Effective Date;

                                    (vii) a survey of the Facilities described
on Schedule 5.01(d)(vii) hereto, in form and substance satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of the Title Insurance Policy;

                                    (viii) a UCC Filing Authorization Letter,
duly executed by each Loan Party, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage;

                                    (ix) certified copies of request for copies
of information on Form UCC-11, listing all effective financing statements which name as debtor any Loan Party and which are filed in the offices referred to in paragraph (viii) above, together with copies of such financing statements, none of which, except with respect to Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except with respect to Permitted Liens, shall not show any such Liens;

                                    (x) a copy of the resolutions of each Loan
Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                                    (xi) a certificate of an Authorized Officer
of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                                    (xii) a certificate of the appropriate
official(s) of the state of organization and each state of foreign qualification of each Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states;

                                    (xiii) a true and complete copy of the
charter of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organized number is issued in such jurisdiction;

                                    (xiv) a copy of the charter and by-laws of
each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

                                    (xv) an opinion of Akin, Gump, Strauss,
Hauer & Feld, L.L.P., counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request;

                                    (xvi) a certificate of an Authorized Officer
of each Loan Party, certifying as to the matters set forth in subsection (b) of this Section 5.01;

                                    (xvii) a copy of the Financial Statements,
together with a certificate of an Authorized Officer of the Borrower setting forth all existing Indebtedness, pending or, to the knowledge of the Borrower, threatened litigation or claims and other contingent liabilities of the Borrower and its Subsidiaries;

                                    (xviii) a copy of the financial projections
described in Section 6.01(g)(ii) hereof, which projections shall be satisfactory in form and substance to the Agents;

                                    (xix) evidence of the insurance coverage
required by Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may reasonably request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may reasonably request;

                                    (xx) a certificate of an Authorized Officer
of the Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing, Letter of Credit Applications and all other notices under this Agreement and the other Loan Documents;

                                    (xxi) a certificate of the chief financial
officer of the Borrower, certifying as to the solvency of the Borrower, which certificate shall be satisfactory in form and substance to the Agents;

                                    (xxii) (A) the original or, if no original
is available, a copy of each landlord subordination agreement executed by each landlord with respect to each of the Leases set forth on Schedule 6.01(o) that was obtained in connection with the Existing Credit Agreement, (B) an agreement assigning the rights of the Existing Agents under each such landlord subordination agreement to the Collateral Agent, which agreement shall be in form and substance satisfactory to the Collateral Agent, and (C) a letter to each such landlord providing notice of such assignment by the Existing Agents to the Collateral Agent;

                                    (xxiii) (A) the original or, if no original
is available, a copy of each access agreement executed by each Person possessing the Loan Parties' Equipment that was obtained in connection with the Existing Credit Agreement, (B) an agreement assigning the rights of the Existing Agents under each such access agreement to the Collateral Agent, in form and substance satisfactory to the Collateral Agent, and (C) a notice letter to each such Person providing notice of such assignment by the Existing Agent to the Collateral Agent;

                                    (xxiv) copies of the Indenture and the other
Material Contracts as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Borrower, together with a certificate of an Authorized Officer of the Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

                                    (xxv) such depository account, blocked
account, lockbox account and similar agreements and other documents, each in form and substance satisfactory to the Agents, as the Agents may reasonably request with respect to the Borrower's cash management system;

                                    (xxvi) a copy of the executed Reddy Asset
Purchase Agreement, together with all schedules and exhibits thereto, certified as a true and correct copy thereof by an Authorized Officer of the Borrower;

                                    (xxvii) originals of (A) each guaranty
executed by the Loan Parties in connection with the Existing Credit Agreement,
(B) each pledge agreement executed by the Loan Parties in connection with the Existing Credit Agreement, (C) each security agreement executed by the Loan Parties in connection with the Existing Credit Agreement, (D) the Existing Credit Agreement and all amendments thereto, (E) each promissory note executed in connection with the Existing Credit Agreement indorsed to the Lenders, and
(F) all other loan documents executed or issued in connection with the Existing Credit Agreement, in each case, along with all current exhibits and schedules thereto, all notes, and any other documents related to the Existing Credit Agreement, all certified as true and correct copies thereof by an Authorized Officer of the Borrower;

                                    (xxviii) (A) an assignment and acceptance
agreement in form and substance satisfactory to the Agents with respect to the sale by the Existing Lenders and the purchase by the Lenders of all of the rights and obligations under the Existing Credit Agreement and the related loan documents, duly executed by the Existing Lenders and the Loan Parties, (B) a resignation and appointment of agent agreement in form and substance reasonably satisfactory to the Agents duly executed by the Existing Agents and the Loan Parties and (C) UCC-3 assignment duly executed by the Existing Agents;

                                    (xxix) such other agreements, instruments,
approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request; and

                                    (xxx) the B of A Intercreditor Agreement.

                           (e) Material Adverse Effect. The Collateral Agent
shall have determined, in its sole judgment, that no event or development shall have occurred since September 30, 2001, which could reasonably be expected to have a Material Adverse Effect.

                           (f) Proceedings; Receipt of Documents. All
proceedings in connection with the making of the initial Loans or the issuance of the initial Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

                           (g) Management Reference Checks. The Collateral Agent
shall have received satisfactory reference checks for key management of each Loan Party.

                           (h) Due Diligence. The Agents shall have completed
their business and legal due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion. Without limiting the foregoing, the Agents shall have received a Field Survey and Audit, dated not earlier than 30 days prior to the Effective Date, and such Field Survey and Audit and the results thereof shall be acceptable to the Agents, in its sole and absolute discretion.

                           (i) Availability. After giving effect to all Loans to
be made by the Lenders on the Effective Date and the Letters of Credit to be issued on the Effective Date, (i) the Availability shall not be less than $5,000,000 and (ii) all liabilities of the Loan Parties shall be current (other than such liabilities that have been reserved from Availability). The Borrower shall deliver to the Agents a certificate of the chief financial officer of the Borrower certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculation of Availability.

                  Section 5.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of any Agent or any Lender to make any Loan or of the Administrative Agent to assist the Borrower in establishing or opening any Letter of Credit after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

                           (a) Payment of Fees, Etc. The Borrower shall have
paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.06 and 11.04 hereof.

                           (b) Representations and Warranties; No Event of
Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower's acceptance of the proceeds of such Loan, or the submission by the Borrower of a Letter of Credit Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit are true and correct on and as of such date as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such

Letter of Credit to be issued, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

                           (c) Legality. The making of such Loan or the issuance
of such Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

                           (d) Notices. The Administrative Agent shall have
received (i) a Notice of Borrowing pursuant to Section 2.02 hereof and (ii) a Letter of Credit Application pursuant to Section 3.03 hereof.

                           (e) Delivery of Documents. The Agents shall have
received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.

                           (f) Proceedings; Receipt of Documents. All
proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agents, as the Agents or such counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  Section 6.01 Representations and Warranties. The Borrower hereby represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

                           (a) Organization, Good Standing, Etc. Each Loan Party
(i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where all such failures to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

                           (b) Authorization, Etc. The execution, delivery and
performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties except where all such defaults, noncompliance, suspensions, revocations, impairments, forfeitures and nonrenewals could not reasonably be expected to have a Material Adverse Effect.

                           (c) Governmental Approvals. No authorization or
approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party, except (i) for recordings and filings in connection with the Liens granted to the Collateral Agent under the Loan Documents, (ii) those obtained or made on or prior to the Effective Date and (iii) any filings required to be made by the Loan Parties after the Effective Date in the ordinary course of business of such Loan Parties.

                           (d) Enforceability of Loan Documents. This Agreement
is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

                           (e) Subsidiaries. Schedule 6.01(e) is a complete and
correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each Loan Party and the Subsidiaries of each Loan Party in existence on the date hereof. Except as indicated on such Schedule, (i) all of the issued and outstanding shares of such Capital Stock have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights, (ii) all such Capital Stock is owned by the respective equityholders, free and clear of all Liens, and (iii) there are no outstanding debt or equity securities of any Loan Party or any of its Subsidiaries and no outstanding obligations of any Loan Party or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from such Loan Party or any of its Subsidiaries, or other obligations of any Loan Party or any of its Subsidiaries to issue, directly or indirectly, any shares of Capital Stock of such Loan Party or any of its Subsidiaries.

                           (f) Litigation; Commercial Tort Claims. Except as set
forth in Schedule 6.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

                           (g) Financial Condition.

                                    (i) The Financial Statements, copies of
which have been delivered to each Agent and each Lender, fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since September 30, 2001, no event or development has occurred that has had or could have a Material Adverse Effect. The Financial Statements for the twelve months ended September 30, 2001 establish a Consolidated EBITDA of the Borrower and its Subsidiaries of not less than $49,500,000.

                                    (ii) The Borrower has heretofore furnished
to each Agent and each Lender (A) projected monthly balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries for the period from November 2001, through December 2004, and (B) projected annual balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Years ending in December 2002 through December 2004, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii). Such projections, as so updated, shall be believed by the Borrower at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Borrower, and shall have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the information then reasonably available to the Borrower, and the Borrower shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

                           (h) Compliance with Law, Etc. No Loan Party is in
violation of its organizational documents, any material law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any material agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing.

                           (i) ERISA. Except as set forth on Schedule 6.01(i),
(i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the

Internal Revenue Code. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has, with respect to any such Employee Plan, (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or
(iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code or any other applicable laws or as disclosed on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

                           (j) Taxes, Etc. All Federal, state and local tax
returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

                           (k) Regulations T, U and X. No Loan Party is or will
be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                           (l) Nature of Business. No Loan Party is engaged in
any business in any material respect other than the bottled water business, the dry and cold storage business, the manufacture and delivery of ice and the sale and lease of ice manufacturing equipment.

                           (m) Adverse Agreements, Etc. No Loan Party is a party
to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.

                           (n) Permits, Etc. Each Loan Party has, and is in
compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except where all such failures and non-compliances could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect except where all such suspensions, revocations, impairments, forfeitures and non-renewals could not reasonably be expected to have a Material Adverse Effect.

                           (o) Properties. (i) Each Loan Party has good and
indefeasible title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

                                    (ii) Schedule 6.01(o) sets forth a complete
and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party. Schedule 6.01(o) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on
Schedule 6.01(o). To the best knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder (except as disclosed on Schedule 6.01(o)), and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

                           (p) Full Disclosure. Each Loan Party has disclosed to
the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates, schedules or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

                           (q) Operating Lease Obligations. On the Effective
Date, none of the Loan Parties has any Operating Lease Obligations other than the Operating Lease Obligations set forth on Schedule 6.01(q).

                           (r) Environmental Matters. Except as set forth on
Schedule 6.01(r), (i) the operations of each Loan Party are in compliance in all material respects with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or, to each Loan Party's best knowledge, at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (iv) to each Loan Party's best knowledge no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect;
(v) no property now or formerly owned, operated or occupied by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) there are no underground storage tanks at any of the currently owned or operated properties; (vii) there are no operating production wells at any of the currently owned or operated properties; (viii) there are no Remedial Actions at any of the currently or formerly owned or operated properties requiring any Loan Party to incur any Environmental Liabilities and Costs in an aggregate amount in excess of $500,000; (ix) no Loan Party has failed to report to the proper Governmental Authority the occurrence of any Release which is required to be so reported by any Environmental Laws which could have a Material Adverse Effect;
(x) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with could not have a Material Adverse Effect; and (xi) no Loan Party has received any notification pursuant to any Environmental Laws that (A) Capital Expenditures are required to be made in respect of a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be subject to new limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not have a Material Adverse Effect.

                           (s) Insurance. Each Loan Party keeps its property
adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.

                           (t) Use of Proceeds. The proceeds of the Loans shall
be used to (i) purchase the Existing Indebtedness of the Borrower under the Existing Credit Agreement in the principal amount of up to $62,000,000, (ii) pay fees and expenses in connection with the transactions contemplated hereby, (iii) fund working capital of the Borrower, and (iv) subject to the terms and conditions of Section 7.02(m), to purchase or redeem the Senior Notes of the Borrower. The Letters of Credit will be used for general working capital purposes.

                           (u) Solvency. After giving effect to the transactions
contemplated by this Agreement and before and after giving effect to each Loan and Letter of Credit, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent.

                           (v) Location of Bank Accounts. Schedule 6.01(v) sets
forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

                           (w) Intellectual Property. Except as set forth on
Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

                           (x) Material Contracts. Set forth on Schedule 6.01(x)
is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

                           (y) Holding Company and Investment Company Acts. None
of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                           (z) Employee and Labor Matters. There is (i) no
unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (aa) Customers and Suppliers. There exists no actual
or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, in each such case which could reasonably be expected to have a Material Adverse Effect.

                           (bb) Name; Jurisdiction of Organization;
Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN.
Schedule 6.01(bb) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

                           (cc) Tradenames. Schedule 6.01(cc) hereto sets forth
a complete and accurate list as of the Effective Date of all tradenames used by each Loan Party.

                           (dd) Locations of Collateral. On the Effective Date,
there is no location at which any Loan Party has any Ice Factories or owns or leases any real property other than those locations listed on Schedule 6.01(dd).

                           (ee) Security Interests. Each Security Agreement
creates in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 5.01(d)(viii) and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights and (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

                           (ff) Representations and Warranties in Documents; No
Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                           (gg) Senior Notes. The Obligations constitute
"Permitted Indebtedness" as defined in the Senior Notes.

                           (hh) Subsidiary Notes. Each Subsidiary Note evidences
amounts that were borrowed by the Borrower under the Existing Credit Agreement, the proceeds of which were loaned by the Borrower to the Subsidiary Guarantors. All amounts evidenced by each Subsidiary Note is due and owing in accordance with the terms of such Subsidiary Note without any defense, deduction, offset or counterclaim.

                           (ii) Net Orderly Liquidation Value. The sample of
Eligible Equipment that was appraised to determine the Net Orderly Liquidation Value of such Eligible Equipment for the Effective Date is a representative sample of the quality, condition and age of all Eligible Equipment on the Effective Date.

                                  ARTICLE VII

                                   COVENANTS

                  Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation

(whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

                           (a) Reporting Requirements. Furnish to each Agent and
each Lender:

                                    (i) as soon as available and in any event
within 45 days after the end of each of the first three fiscal quarters of the Borrower commencing March 31, 2002, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Agents and the Lenders, subject to normal year-end adjustments and the absence of footnotes;

                                    (ii) as soon as available, and in any event
within 90 days after the end of each Fiscal Year of the Borrower and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Agents (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or
(C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and
(2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                                    (iii) as soon as available, and in any event
within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries commencing November 30, 2001, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to normal year-end adjustments and the absence of footnotes;

                                    (iv) simultaneously with the delivery of the
financial statements of the Borrower and its Subsidiaries required by clauses
(i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Borrower (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 7.03;

                                    (v) as soon as available and in any event
within 15 days after the end of each fiscal month of the Borrower and its Subsidiaries commencing January 15, 2002, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Borrower as being accurate and complete (A) listing all Accounts Receivable of the Borrower as of such day, which shall include the amount and age of each Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause
(v)(A) for the immediately preceding fiscal month, the name and mailing address of each Account Debtor with respect to each such Account Receivable and such other information as any Agent may reasonably request, (B) listing all accounts payable of the Borrower as of each such day which shall include the amount and age of each account payable, the name and mailing address of each account creditor and such other information as any Agent may reasonably request, (C) an Equipment summary report (differentiating with respect to Ice Factories and all other Equipment) indicating changes in value which shall include, without limitation, purchases, additions, deletions and accumulated depreciation, (D) upon request by any Agent, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by the Borrower or any Subsidiary, purchase orders and invoices, (E) upon request by any Agent, a statement of the balance of each of the intercompany Accounts, (F) such information and reports relating to real estate as any Agent shall reasonably request from time to time, and (G) with respect to the Ice Factories, a certificate setting forth, as of the end of the previous fiscal month and for the portion of the fiscal year then ended, (u) the number of Ice Factories purchased by the Borrower and its Subsidiaries during such period, (w) the number of additional Ice Factories leased by the Borrower and its Subsidiaries during such period, (x) the number of Ice Factories installed by the Borrower and its Subsidiaries during such period, (y) the dollar amount spent on the purchase of Ice Factories during such period, and (z) any other information relating to the Ice Factories as the Agents may reasonably request;

                                    (vi) as soon as available and in any event
within 4 Business Days after the end of each week commencing with the first week ending after the Effective Date, a Borrowing Base Certificate, current as of the close of business on the Friday of the immediately preceding week, supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may reasonably request from time to time, provided that
(A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agents but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents, unless any Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (B) in the event of any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, such Agent's good faith judgment shall control;

                                    (vii) on or before November 30 of each year,
financial projections, supplementing and superseding the financial projections for such period referred to in Section 6.01(g)(ii)(A), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Borrower and its Subsidiaries, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the information then available to the Borrower;

                                    (viii) promptly after submission to any
Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                                    (ix) as soon as possible, and in any event
within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

                                    (x) (A) as soon as possible and in any event
within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Employee Plan or to have a trustee appointed to administer any Employee Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan,
(D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                                    (xi) promptly after the commencement thereof
but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                                    (xii) as soon as possible and in any event
within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

                                    (xiii) as soon as possible and in any event
within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party;

                                    (xiv) promptly after the sending or filing
thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities as such or files with the SEC or any national (domestic or foreign) securities exchange;

                                    (xv) promptly upon receipt thereof, copies
of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

                                    (xvi) promptly upon request, such other
information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

                           (b) Additional Guaranties and Collateral Security.
Cause:

                                    (i) each Subsidiary of any Loan Party not in
existence on the Effective Date, to execute and deliver to the Collateral Agent promptly and in any event on the date of any Permitted Acquisition and otherwise within 10 days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien on such real property, a Title Insurance Policy covering such real property, if available, a current ALTA survey thereof and a surveyor's certificate, each in form and substance reasonably satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may reasonably require whether comparable to the documents required under Section 7.01(o) or otherwise, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

                                    (ii) each owner of the Capital Stock of any
such Subsidiary to execute and deliver promptly and in any event on the date of any Permitted Acquisition and otherwise within 10 days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent.

                           (c) Compliance with Laws, Etc. Comply, and cause each
of its Subsidiaries to comply, in all material respects with all applicable material laws, rules, regulations and orders (including, without limitation, all applicable Environmental Laws), such compliance to include, without limitation,
(i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except, in each case, to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

                           (d) Preservation of Existence, Etc. Except as
permitted by Section 7.02(c), maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to remain qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect.

                           (e) Keeping of Records and Books of Account. Keep,
and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

                           (f) Inspection Rights. Permit, and cause each of its
Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, provided that, in the absence of a continuing Event of Default, the Agents shall not conduct more than (i) one appraisal or valuation of the Ice Factories or other Eligible Equipment in any calendar year and (ii) one Phase I Environmental Site Assessment for each parcel of Real Property in any calendar year.

                           (g) Maintenance of Properties, Etc. Maintain and
preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (including, without limitation, the Ice Factories and other Equipment) which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder. The Borrower shall promptly inform the Agents of any material additions to or deletions from the properties.

                           (h) Maintenance of Insurance. Maintain, and cause
each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. During the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                           (i) Obtaining of Permits, Etc. Obtain, maintain and
preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business except where the failure to so obtain, maintain, preserve or renew could not reasonably be expected to result in a Material Adverse Effect.

                           (j) Environmental. (i) Keep any property either owned
or operated by it or any of its Subsidiaries free of any Environmental Liens;
(ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) promptly notify the Agents of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by it or any of its Subsidiaries and take any Remedial Actions reasonably required to abate said Release; (iv) promptly provide the Agents with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agents and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, Release or threatened Release of any Hazardous Materials on any property currently or formerly owned, operated or occupied by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such presence, disposal, Release or threatened Release of Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such presence, disposal, Release or threatened Release of Hazardous Materials, (D) any material violation of any Environmental Law and/or
(E) any Environmental Action filed against any Agent or any Lender.

                           (k) Further Assurances. Take such action and execute,
acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party
(A) authorizes each Agent during the continuance of an Event of Default to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (B) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (C) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

                           (l) Change in Collateral; Collateral Records. (i)
Give the Collateral Agent (A) once each calendar quarter a schedule of each location in which any Loan Party has any Ice Factories or owns or leases any real property, indicating on such schedule any additions or deletions from the last schedule delivered to the Collateral Agent (or Schedule 6.01(dd) in the case of the first schedule delivered after the Effective Date) and (B) once each calendar year a schedule of each location in which any Loan Party has any ice merchandisers of a Loan Party, provided that the first such schedule under this clause (B) shall be delivered to the Collateral Agent within 30 days of the Effective Date, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                           (m) Subordination. Cause all Indebtedness and other
obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with a subordination agreement in form and substance reasonably satisfactory to the Agents.

                           (n) After Acquired Real Property. Upon the
acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $500,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $360,000 in the case of leasehold interest, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or landlord's waiver (pursuant to Section 7.01(q) hereof). Within 10 days of the receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall furnish to the Collateral Agent the following, each in form and substance reasonably satisfactory to the Collateral Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, duly executed by such Person and in recordable form;
(ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agents and the Lenders thereunder, (iii) a Title Insurance Policy, (iv) to the extent available, a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, use commercially reasonable efforts to obtain a consent, attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Collateral Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require. The Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(n).

                           (o) Fiscal Year. Cause the Fiscal Year of the
Borrower and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

                           (p) Borrowing Base. Maintain all Revolving Loans and
Letter of Credit Obligations in compliance with the then current Borrowing Base.

                           (q) Landlord Subordination or Waiver Agreements. At
any time any Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) is located on any facility of the Borrower or any other Loan Party (whether such facility is now existing or acquired after the Effective Date) which is not owned by the Borrower or any other Loan Party, use commercially reasonable efforts to obtain written subordinations or waivers, in form and substance reasonably satisfactory to the Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral; provided, that in the event the Loan Parties are unable to obtain any such written subordination or waiver the Administrative Agent may, in its reasonable discretion, establish such reserve as it reasonably deems necessary with respect to any such Collateral.

                           (r) Access Agreements. Use commercially reasonable
efforts to obtain written access agreements, in form and substance satisfactory to the Collateral Agent, providing access to the Ice Factories located on any premises not owned by the Borrower or any other Loan Party in order to remove such Ice Factories from such premises during an Event of Default; provided, that in the event the Loan Parties are unable to obtain any such written access agreements, the Administrative Agent may, in its reasonable discretion, establish such reserve as it deems necessary with respect to any such Collateral.

                  Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, unless the Required Lenders shall otherwise consent in writing:

                           (a) Liens, Etc. Create, incur, assume or suffer to
exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens; provided, that no Liens shall be permitted on any assets included in the Borrowing Base other than the Liens of the Collateral Agent for the benefit of the Lenders and inchoate Liens of the type described in clauses (b) and (c) of the definition of Permitted Liens.

                           (b) Indebtedness. Create, incur, assume, guarantee or
suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

                           (c) Fundamental Changes; Dispositions. Wind-up,
liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing unless any such agreement is subject to any consents or waivers required under the terms of this Agreement), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                                    (i) the Borrower or any Subsidiary Guarantor
existing on the Effective Date may be merged into the Borrower or any Subsidiary Guarantor existing on the Effective Date, or may consolidate with the Borrower or any Subsidiary Guarantor existing on the Effective Date, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 20 days' prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation; and

                                    (ii) any Loan Party and its Subsidiaries may
(A) sell Inventory in the ordinary course of business, (B) sell the "Reddy Assets" as defined in the Reddy Asset Purchase Agreement, (C) dispose of obsolete or worn-out equipment in the ordinary course of business, (D) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that, the Net Cash Proceeds of such Dispositions in the case of clauses (C) and (D) above, (x) do not exceed $10,000,000 in the aggregate in any twelve-month period and (y) are applied pursuant to the terms of Sections 2.05(c)(v) and 2.05(d), and (E) sell or transfer assets to the Borrower or a Subsidiary Guarantor existing on the Effective Date.

                           (d) Change in Nature of Business. Make, or permit any
of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l).

                           (e) Loans, Advances, Investments, Etc. Make or commit
or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans, advances and capital contributions by it to the Subsidiary Guarantors, loans and advances by the Subsidiary Guarantors to it, and loans and advances by any Subsidiary Guarantor to another Subsidiary Guarantor, provided that any loan or advance by the Borrower to a Subsidiary Guarantor shall be evidenced by a Subsidiary Note that has been a pledged to the Collateral Agent, (iii) guarantees described in clause
(e) of the definition of "Permitted Indebtedness" and (iv) Permitted Investments, (v) purchases and/or redemptions of the Senior Notes, provided that both immediately before and immediately after giving effect to such purchases and/or redemptions of the Senior Notes, (A) the ratio of Senior Debt to Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended twelve months shall not be greater than 2.0 to 1.0, (B) no Default or Event of Default shall have occurred and be continuing and (C) Availability shall not be less than $10,000,000, and (vi) Permitted Acquisitions. In determining the ratio pursuant to clause (v)(A) above for a particular period
(i) pro forma effect will be given to: (A) the incurrence, repayment or retirement of any Indebtedness by such Person and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and (B) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by such Person and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (ii) interest on Indebtedness bearing a floating interest rate will be computed as if the rate of computation had been the applicable rate for the entire period; (iii) if such Indebtedness bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate; and (iv) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

                           (f) Lease Obligations. Create, incur or suffer to
exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section 7.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $15,300,000.

                           (g) Capital Expenditures. (i) Make or commit or agree
to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed $15,000,000 in any Fiscal Year commencing 2002 provided, that, for purposes of this Section 7.02(g)(i), Capital Expenditures shall exclude expenditures used to acquire Ice Factories then subject to operating leases.

                                    (ii) Make or commit or agree to make, or
permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditures to acquire Ice Factories then subject to operating leases that would cause the aggregate amount of all such Capital Expenditures made by the Loan Parties and their Subsidiaries together with the aggregate amount of Permitted Acquisitions with respect to all of the Loan Parties to exceed $5,000,000 in any calendar year from the Effective Date until and including the Final Maturity Date, provided that the purchase of assets provided for in the Reddy Asset Purchase Agreement shall not subject to the limitation set forth in this Section 7.02(g)(ii).

                           (h) Restricted Payments. (i) Declare or pay any
dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) make any distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities to any shareholders or other equityholders of any Loan Party as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to (A) any management agreement with any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party or (B) any consulting or other services agreement with any Affiliates of any Loan Party; provided, however, (i) any Subsidiary of the Borrower may pay dividends to the Borrower, (ii) the Borrower may pay dividends in the form of its common Capital Stock and (iii) the Borrower may make payments under employee severance agreements existing on the Effective Date.

                           (i) Federal Reserve Regulations. Permit any Loan or
the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

                           (j) Transactions with Affiliates. Enter into, renew,
extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 7.02(e).

                           (k) Limitations on Dividends and Other Payment
Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries,
(ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

                                    (A) this Agreement and the other Loan
         Documents;

                                    (B) any agreements in effect on the date of
         this Agreement and described on Schedule 7.02(k);

                                    (C) any applicable law, rule or regulation
         (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                                    (D) in the case of clause (iv) any agreement
         setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

                                    (E) in the case of clause (iv) any
         agreement, instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto; or

                                    (F) customary provisions in agreements
         relating to the sale of stock of a Subsidiary or of any assets of any Loan Party provided that such sale is not otherwise prohibited by the terms of this Agreement.

                           (l) Limitation on Issuance of Capital Stock. Permit
any Subsidiary to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants.

                           (m) Modifications of Indebtedness, Organizational
Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness (including the Indenture) or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, provided that the Borrower may purchase or redeem Senior Notes if both immediately before and immediately after giving effect to such purchases and/or redemptions (A) the ratio of Senior Debt to Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended twelve months shall not be greater than 2.0 to 1.0, (B) no Default or Event of Default shall have occurred and be continuing and (C) Availability shall not be less than $10,000,000, (iii) except as permitted by Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably expected to have a Material Adverse Effect or (v) cause or permit (1) any Indebtedness other than the Indebtedness under this Agreement to be designated as "Permitted Indebtedness" under clause (vi) of the definition thereof set forth in the Indenture or (2) more than $2,000,000 of Indebtedness other than the Indebtedness under this Agreement to be designated as "Permitted Indebtedness" under clause (x) of the definition thereof set forth in the Indenture. In determining the ratio pursuant to clause (ii)(A) above for a particular period (i) pro forma effect will be given to: (x) the incurrence, repayment or retirement of any Indebtedness by such Person and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and (y) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by such Person and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (ii) interest on Indebtedness bearing a floating interest rate will be computed as if the rate of computation had been the applicable rate for the entire period; (iii) if such Indebtedness bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate; and (iv) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

                           (n) Investment Company Act of 1940. Engage in any
business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                           (o) Compromise of Accounts Receivable. Compromise or
adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than, provided no Default or Event of Default has occurred and is continuing, in the ordinary course of its business.

                           (p) ERISA. (i) Engage, or permit any ERISA Affiliate
to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                           (q) Environmental. Permit the use, handling,
generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

                           (r) Certain Agreements. Agree to any material
amendment or other material change to or material waiver of any of its rights under any Material Contract.

                           (s) Properties. Permit any property to become a
fixture with respect to Real Property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien. Furthermore, the Borrower will not, and will cause its Subsidiaries not to, without the Collateral Agent's prior written consent, alter or remove any identifying symbol or number on any of the Borrower's or its Subsidiaries' property that is or may become Collateral.

                  Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, unless the Required Lenders shall otherwise consent in writing:

                           (a) Fixed Charge Coverage Ratio. Permit the Fixed
Charge Coverage Ratio of the Borrower and its Subsidiaries for each period of four (4) consecutive fiscal quarters of the Borrower ending at the end of each fiscal quarter of the Borrower to be less than (i) from December 31, 2001 through December 31, 2002, 1.0:1.0, and (ii) from January 1, 2003 through the Final Maturity Date, 1.05:1.0.

                           (b) EBITDA. Permit Consolidated EBITDA of the
Borrower and its Subsidiaries for each period of four (4) consecutive fiscal quarters of the Borrower ending at the end of each fiscal quarter of the Borrower to be less than $44,000,000.

                           (c) EBITDA to Senior Interest Ratio. Permit the ratio
of Consolidated EBITDA, for each period of four (4) consecutive fiscal quarters of the Borrower to Senior Interest at the end of each fiscal quarter of the Borrower to be less than 4.5:1.0.

                           (d) Senior Debt to EBITDA Ratio. Permit the ratio of
Senior Debt to Consolidated EBITDA of the Borrower and its Subsidiaries, for each period of four (4) consecutive fiscal quarters of the Borrower ending at the end of each fiscal quarter of the Borrower to be more than 2.0:1.0.

In determining the ratios pursuant to subsections 7.03(a), (c) and (d) for a particular period (i) pro forma effect will be given to: (A) the incurrence, repayment or retirement of any Indebtedness by such Person and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and (B) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by such Person and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (ii) interest on Indebtedness bearing a floating interest rate will be computed as if the rate of computation had been the applicable rate for the entire period; (iii) if such Indebtedness bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the





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fixed or floating rate; and (iv) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.


                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

                  Section 8.01 Collection of Accounts Receivable; Management of Collateral.

                           (a) National Accounts. With respect to National
Accounts, on or prior to the date which is the earlier of 45 days from the Effective Date or such earlier date as the Administrative Agent may require (such earlier date, the "Lockbox Effective Date"), the Borrower shall assist, and shall cause each of the other Loan Parties to assist, the Administrative Agent in (i) establishing, and, during the term of this Agreement, maintaining one or more lockboxes in the name of the Administrative Agent and identified on
Schedule 8.01(a) hereto, which Schedule shall be delivered to the Administrative Agent on or prior to the Lockbox Effective Date (collectively, the "Lockboxes") with the financial institutions set forth on such Schedule 8.01(a) or such other financial institutions selected by the Borrower or the other Loan Parties, as the case may be, and acceptable to the Administrative Agent in its sole discretion (each being referred to as a "Lockbox Bank") and (ii) establishing, and during the term of this Agreement, maintaining an account (a "Collection Account" and, collectively, the "Collection Accounts") in the name of the Administrative Agent with each Lockbox Bank. On or prior to the Lockbox Effective Date, each Lockbox Bank will enter into a lockbox agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. On and after the Lockbox Effective Date, the Borrower and the other Loan Parties shall irrevocably instruct their Account Debtors with respect to the National Accounts, to remit all payments to be made by checks or other drafts to the Lockboxes and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payment as directed by the Administrative Agent and shall instruct each Lockbox Bank to deposit all amounts received in its Lockbox to the Collection Account at such Lockbox Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. Until the Administrative Agent has advised the Borrower to the contrary during the continuance of an Event of Default, the Borrower and the other Loan Parties may and will enforce, collect and receive all amounts owing on the Accounts Receivable of the Borrower and the other Loan Parties for the Administrative Agent's benefit and on the Administrative Agent's behalf, but at the Borrower's and the other Loan Parties' expense; such privilege shall be suspended, at the election of any Agent, during the continuance of an Event of Default. On and after the Lockbox Effective Date, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Borrower and the other Loan Parties from its Account Debtors with respect to National Accounts, as proceeds from such Accounts Receivable, or as proceeds of any other Collateral, shall be held by the Borrower and the other Loan Parties in trust for the Agents and the Lenders and upon receipt be deposited by the Borrower and the other Loan Parties in original form and no later than the next Business Day after receipt thereof into a Collection Account. The Borrower and the other Loan Parties shall not commingle, such collections with the Borrower's and such other Loan Parties' own funds or the funds of any Subsidiary or Affiliate of the

Borrower and the other Loan Parties or with the proceeds of any assets not included in the Collateral. All funds received in the Collection Accounts shall be processed by the respective Lockbox Banks in accordance with the instructions of officers or agents of the Borrower and the other Loan Parties in accordance with prior practice. Each day all funds received in the Collection Account shall be sent by wire transfer or Automated Clearing House, Inc. payment to the Cash Concentration Account. During the continuance of an Event of Default, the Administrative Agent shall charge the Loan Account on the last day of each month with two (2) collection days for all such collections received in the Collection Account. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts or instruments have actually been collected.

                           (b) Local Accounts. With respect to Local Accounts,
on or prior to the Effective Date, the Borrower and the other Loan Parties shall assist the Administrative Agent in (i) establishing, and during the term of this Agreement, maintaining one or more depository accounts in the name of a Loan Party and identified on Schedule 8.01(b) hereto (a "Depository Account" and collectively, the "Depository Accounts") with the financial institutions set forth on Schedule 8.01(b) hereto or such other financial institutions selected by Borrower, as the case may be, and acceptable to the Administrative Agent in its reasonable business judgment (each being referred to as a "Depository Bank") and (ii) establishing, and during the term of this Agreement, maintaining an account in the name of the Administrative Agent (the "Cash Concentration Account") with a financial institution that is selected by the Borrower and that is acceptable to the Administrative Agent in its reasonable business judgment (the "Cash Concentration Bank"). On or prior to the Effective Date, the Cash Concentration Bank will enter into a cash concentration account agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent (the "Cash Concentration Agreement"). The Borrower and the other Loan Parties shall irrevocably instruct its Account Debtors with respect to Local Accounts, to remit all payments to be made by checks or other drafts to the Depository Accounts or deposit all payments with respect to the Local Accounts made by check or other drafts into the Depository Accounts and within 30 days of the Effective Date shall send a direction letter, substantially in the form of Exhibit K hereto, that irrevocably instructs each Depository Bank to transfer all amounts received in its Depository Account to the Cash Concentration Account at the Cash Concentration Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. The Borrower shall promptly, and in any event not later than 5 days after the opening of any new Depository Account of the Borrower or any other Loan Party, notify the Administrative Agent in writing of the creation of such new Depository Account and shall at the time of such notice send a direction letter, substantially in the form of Exhibit K hereto, that irrevocably instructs each Depository Bank to transfer all amounts received in its Depository Account to the Cash Concentration Account at the Cash Concentration Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. Until the Administrative Agent has advised the Borrower and the other Loan Parties to the contrary during the continuance of an Event of Default, the Borrower and the other Loan Parties may and will enforce, collect and receive all amounts owing on the Local Accounts for the Administrative Agent's benefit and on the Administrative Agent's behalf, but at the Borrower's and the other Loan Parties' expense; such privilege shall be suspended, at the election of any Agent, during the continuance of an Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Borrower and the other Loan Parties from its Account Debtors with respect to Local Accounts as proceeds from Accounts Receivable or as proceeds of any other Collateral, shall be held by the Borrower and the other Loan Parties in trust for the Agents and the Lenders and upon receipt be deposited by the Borrower and the other Loan Parties in original form and no later than the next Business Day after receipt thereof into a Depository Account or the Cash Concentration Account. The Borrower and the other Loan Parties shall not commingle such collections with the Borrower's and the other Loan Parties' own funds or the funds of any Subsidiary or Affiliate of the Borrower and the other Loan Parties or with the proceeds of any assets not included in the Collateral.

                           (c) National Accounts: Prior to the Lockbox Effective
Date. Prior to the Lockbox Effective Date, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Borrower and the other Loan Parties from its Account Debtors with respect to National Accounts as proceeds from Accounts Receivable or as proceeds of any other Collateral, shall be held by the Borrower and the other Loan Parties in trust for the Agents and the Lenders and upon receipt be deposited by the Borrower and the other Loan Parties in original form and no later than the next Business Day after receipt thereof into the Cash Concentration Account. The Borrower and the other Loan Parties shall not commingle such collections with the Borrower's and the other Loan Parties' own funds or the funds of any Subsidiary or Affiliate of the Borrower and the other Loan Parties or with the proceeds of any assets not included in the Collateral. The Borrower and the other Loan Parties shall take all action necessary to direct that all such proceeds from Accounts Receivable or proceeds of other Collateral received by wire transfer or by Automated Clearing House, Inc. payment shall be sent directly to the Cash Concentration Account.

                           (d) Application of Funds in Cash Concentration
Account. Except during the continuance of an Event of Default, all funds received in the Cash Concentration Account shall be processed by the Cash Concentration Bank in accordance with the instructions of officers or agents of the Borrower and the other Loan Parties in accordance with prior practice. During the continuance of an Event of Default, the Administrative Agent may give notice to the Depository Banks and the Cash Concentration Bank directing that all funds received in the respective Depository Accounts and the Cash Concentration Account shall be sent by wire transfer or Automated Clearing House, Inc. payment to the Administrative Agent's Account for application at the end of each Business Day to reduce the then principal balance of the Obligations, conditional upon final payment to the Administrative Agent. The Administrative Agent shall charge the Loan Account on the last day of each month with two (2) collection days for all such collections. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts or instruments have actually been collected.

                           (e) Occurrence and Continuance of Event of Default.
During the continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent shall have the sole right to collect the Accounts Receivable of the Borrower and each of its Subsidiaries and/or take possession of the Collateral and the books and records relating thereto. The Borrower shall not, without prior written consent of the Collateral Agent, grant and shall not allow any of its

Subsidiaries, without the prior written consent of the Collateral Agent, to grant, any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 7.02(o).

                           (f) Attorney-In-Fact. The Borrower hereby appoints,
and hereby causes each Subsidiary to appoint, each Agent or its designee on behalf of such Agent as the Borrower's and each of its Subsidiaries' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse the Borrower's name, and the name of any of its Subsidiaries upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable of the Borrower and each of its Subsidiaries, to sign the Borrower's name, and the name of any of its Subsidiaries on any invoice or bill of lading relating to any of the Accounts Receivable of the Borrower or any of its Subsidiaries, drafts against Account Debtors with respect to Accounts Receivable of the Borrower and any of its Subsidiaries, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable of the Borrower and any of its Subsidiaries, to send verification of Accounts Receivable of the Borrower and any of its Subsidiaries, and to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower and any of its Subsidiaries to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee during an Event of Default are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), this power being coupled with an interest is irrevocable until all of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

                           (g) Agents. Except as set forth in this Agreement and
the other Loan Documents, nothing herein contained shall be construed to constitute any Agent as agent of the Borrower or any of its Subsidiaries for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable of the Borrower or any of its Subsidiaries or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by the Borrower or any of its Subsidiaries of any of the terms and conditions thereof.

                           (h) Taxes. If any Account Receivable of the Borrower
or any of its Subsidiaries includes a charge for any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Borrower's account and to charge the Borrower therefor. The Borrower shall notify the Agents if any Account Receivable of the Borrower or any of its Subsidiaries includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

                           (i) Rights and Remedies. Notwithstanding any other
terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

                  Section 8.02 Accounts Receivable Documentation. The Borrower will, and will cause each of its Subsidiaries to, at such intervals as the Agents may reasonably require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agents and furnish such further schedules and/or information as any such Agent may reasonably require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Borrower shall notify the Agents of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Agents and are to be executed and delivered to the Agents from time to time solely for their convenience in maintaining records of the Collateral. The Borrower's or any of its Subsidiaries' failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Borrower shall not, and shall not allow any of its Subsidiaries to, re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agents and providing the Agents with a copy of such re-billing, identifying the same as such. If the Borrower becomes aware of anything materially detrimental to any of the Borrower's or any of its Subsidiaries' customers' credit, the Borrower will promptly advise the Agents thereof.

                  Section 8.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, the Borrower covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Collateral Agent for the benefit of the Lenders and Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable, except Accounts Receivable with an aggregate invoice amount not in excess of $50,000, shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold or services rendered by the such Loan Party; (c) no Account Receivable, except Accounts Receivable with an aggregate invoice amount not in excess of $50,000, shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to the Agents, and each Account Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Account Receivable, except Accounts Receivable with an aggregate invoice amount not in excess of $50,000, shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) except as described in writing to the Collateral Agent with respect to any Accounts Receivable, except Accounts Receivable with an aggregate invoice amount not in excess of $50,000, no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Account Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) the Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (i) the Borrower shall immediately notify the Agents if Accounts Receivable of the Borrower or any of its Subsidiaries with an aggregate invoice amount in excess of $100,000 arise out of contracts with any Governmental Authority, and will use commercially reasonable efforts to execute any instruments and take any steps required by the Agents in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law; (j) the Borrower will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral with a value in excess of $100,000, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with Accounts Receivable with an aggregate invoice amount in excess of $50,000 is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Lenders as additional Collateral; (l) the Borrower shall not re-date, and shall not allow any of its Subsidiaries to re-date, any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; (m) the Borrower shall conduct a physical count of its Inventory and/or Equipment, or the Inventory and/or Equipment of any of its Subsidiaries, as the case may be, at such intervals as any Agent may request and such Loan Party shall promptly supply the Agents with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory and/or Equipment; and (n) the Borrower is not and shall not be entitled to pledge, and shall not allow any of its Subsidiaries to pledge, any Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

                  Section 8.04 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All reasonable costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

                           (a) the Borrower shall fail to pay any principal of
or interest on any Loan, any Collateral Agent Advance, any Reimbursement Obligation or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                           (b) any representation or warranty made or deemed
made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to any Agent, any Lender or the L/C Issuer pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

                           (c) any Loan Party shall fail to perform or comply
with any covenant or agreement contained in Sections 7.01(a)(i), (a)(ii),
(a)(vii), (a)(xiv), (a)(xv), (a)(xvi) or Sections 7.01(e), 7.01(g), 7.01(i),
7.01(j), 7.01(k) and 7.01(n), and such failure, if capable of being remedied, shall remain unremedied for 10 days; any Loan Party shall fail to perform or comply with any covenant or agreement contained in Sections 7.01(a)(iii),
(a)(viii), (a)(x), (a)(xi), (a)(xiii), Sections 7.01(c) or 7.01(f), and such failure, if capable of being remedied, shall remain unremedied for 3 days; any Loan Party shall fail to perform or comply with any covenant or agreement contained in Sections 7.01(a)(iv), (a)(v), (a)(vi), (a)(ix) or (a)(xii), Sections 7.01(b), 7.01(d), 7.01(h), 7.01(l), 7.01(m), 7.01(o), 7.01(p), 7.01(q)
or 7.01(r), Sections 7.02 or 7.03 or Article VIII; or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party, or any Mortgage to which it is a party;

                           (d) any Loan Party shall fail to perform or comply
with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and
(c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 20 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

                           (e) any Loan Party shall fail to pay any principal of
or interest on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $1,500,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such

Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

                           (f) any Loan Party (i) shall institute any proceeding
or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

                           (g) any proceeding shall be instituted against any
Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                           (h) any provision of any Loan Document shall at any
time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto or the validity or enforceability thereof shall be contested by any party thereto, and such condition, if capable of being remedied, shall remain unremedied for 3 days, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

                           (i) any Security Agreement, any Pledge Agreement, any
Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby, and such condition, if capable of being remedied, shall remain unremedied for 3 days;

                           (j) one or more judgments or orders for the payment
of money exceeding $1,500,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (j) if and for so long as
(A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

                           (k) any Loan Party is enjoined, restrained or in any
way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) days;

                           (l) any material damage to, or loss, theft or
destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

                           (m) the loss, suspension or revocation of, or failure
to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

                           (n) the indictment, or the threatened indictment of
any Loan Party under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Loan Party;

                           (o) any Loan Party or any of its ERISA Affiliates
shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $1,500,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $1,500,000;

                           (p) any Termination Event with respect to any
Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $1,500,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971
or 4975 of the Internal Revenue Code, the liability is in excess of such amount);

                           (q) any Loan Party shall be liable for any
Environmental Liabilities or Costs the payment of which could reasonably be expected to have a Material Adverse Effect;

                           (r) a Change of Control shall have occurred;

                           (s) an event or development occurs which could
reasonably be expected to have a Material Adverse Effect; or

                           (t) the Borrower fails to perform or observe any
condition or covenant or if an event of default or an event of termination shall occur under the B of A Swap Documents, if the effect of such failure, condition or event is to (x) cause, or to permit Bank of America, N.A. to cause the Borrower's obligations under the B of A Swap Documents to be declared due and payable prior to the stated maturity thereunder or (y) exercise enforcement rights or remedies under the B of A Swap Documents, and such failure, event of default or event of termination, if capable of being remedied, shall remain unremedied for 5 Business Days;

                  then, and upon the occurrence and continuance of any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or notice of any kind, all of which are expressly waived by each Loan Party. Upon demand by the Administrative Agent during the continuation of any Event of Default, the Borrower shall deposit with the Administrative Agent with respect to each Letter of Credit then outstanding cash in an amount equal to 110% of the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Administrative Agent in the Letter of Credit Collateral Account as security for, and to provide for the payment of, the Letter of Credit Obligations.

                                   ARTICLE X

                                     AGENTS

                  Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative

Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement; provided that, the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

                  Section 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter; provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

                  Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents: (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 11.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan

Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

                  Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                  Section 10.05 Indemnification. To the extent that any Agent or the L/C Issuer is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the L/C Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent or the L/C Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's or the L/C Issuer's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

                  Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

                  Section 10.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                           (b) Upon any such notice of resignation, the Required
Lenders shall, subject to the consent of the Borrower when no Event of Default has occurred or is continuing (which consent shall not be unreasonably withheld or delayed) appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor

Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

                           (c) If a successor Agent shall not have been so
appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

                  Section 10.08 Collateral Matters.

                           (a) The Collateral Agent may from time to time make
such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its reasonable business judgment, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations, to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 11.04 or to make any payment pursuant to Paragraph 16 of the B of A Intercreditor Agreement. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Collateral Agent shall notify each Lender and the Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                           (b) The Lenders hereby irrevocably authorize the
Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans, Reimbursement Obligations, Letter of Credit Obligations, and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

                           (c) Without in any manner limiting the Collateral
Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                           (d) The Collateral Agent shall have no obligation
whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this
Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

                  Section 10.09 Agency for Perfection. Each Lender hereby appoints each Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession or control, as the case may be, of any such Collateral for the benefit of the Collateral Agent as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                                 MISCELLANEOUS

Section 11.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

                  Packaged Ice, Inc.
                  3535 Travis Street
                  Suite 170
                  Dallas, Texas  75204
                  Attention:  Chief Financial Officer
                  Telephone:  214-526-6740
                  Telecopier:  214-528-0995
                  with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  Frost Bank Plaza
                  816 Congress Avenue
                  Suite 1900
                  Austin, Texas  78701
                  Attention:  Alan L. Laves
                  Telephone:  512-499-6292
                  Telecopier:  512-703-1111

                  if to the Administrative Agent or to the Collateral Agent, to it at the following address:

                  Ableco Finance LLC
                  450 Park Avenue, 28th Floor
                  New York, New York  10022
                  Attention:  Janet Silverman
                  Telephone:  212-909-1474
                  Telecopier:  212-909-1421

                  in each case, with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Frederic L. Ragucci, Esq.
                  Telephone:  212-756-2000
                  Telecopier:  212-593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first,
(ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent or the L/C Issuer pursuant to Articles II and III shall not be effective until received by such Agent or the L/C Issuer, as the case may be.

                  Section 11.02 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share",
(v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release the Borrower or any Guarantor, (vi) amend, modify or waive Section 4.04 or this Section 11.02 of this Agreement, or (vii) amend the definition of "Net Book Value", "Net Orderly Liquidation Value", "Borrowing Base", "Dilution", "Dilution Reserve", "Eligible Accounts Receivable", "Eligible Equipment", "Net Amount of Eligible Accounts Receivable", or "M&E Component", in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

                           (b) The Administrative Agent, the Collateral Agent,
Ableco and its Affiliates and the other Lenders may execute an agreement pursuant to which such Persons agree, among other things, to certain voting arrangements relative to matters requiring the approval of the Lenders. The rights and duties of the Administrative Agent, the Collateral Agent, and Ableco and its Affiliates and the other Lenders, with respect to such matters, are subject to such Agreement.

                  Section 11.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the

Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

                  Section 11.04 Expenses; Taxes; Attorneys' Fees. Subject to the limitations contained in Section 7.01(f) (to the extent Section 7.01(f) is applicable), the Borrower will pay on demand, all reasonable out-of-pocket costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses
(b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in
Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document:
(x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

                  Section 11.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section
11.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

                  Section 11.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 11.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                           (b) Each Lender may, with the written consent of the
Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of Letter of Credit Obligations); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to any Affiliate of a Lender or a fund or account managed by a Lender), (ii) the assignee agrees to be bound by the terms of the agreement among Lenders referred to in Section 11.02(b), and
(iii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required if the assignee is an Affiliate of a Lender or a fund or account managed by a Lender). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the

Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations (other than those under Section 11.19) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                                    (i) By executing and delivering an
Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                                    (ii) The Borrower authorizes the Collateral
Agent, and the Collateral Agent agrees, to maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") and Letter of Credit Obligations owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                                    (iii) Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

                                    (iv) A Registered Loan (and the registered
note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                                    (v) In the event that any Lender sells
participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                                    (vi) Any foreign Person who purchases or is
assigned or participates in any portion of such Registered Loan shall provide the Agents (in the case of a purchase or assignment) or the Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

                           (c) Each Lender may sell participations to one or
more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged;
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations,

(B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or the Borrower or any Guarantor (except as set forth in Section
10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section
4.05 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

                  Section 11.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

                  Section 11.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  Section 11.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR

HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  Section 11.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

                  Section 11.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

                  Section 11.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

                  Section 11.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.

                  Section 11.15 Indemnification. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender and the L/C Issuer and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrower or the L/C Issuer's issuing of Letters of Credit for the account of the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, the Reimbursement Obligations or the Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (v) any payments the Collateral Agent makes pursuant to Paragraph 16 of the B of A Intercreditor Agreement (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this Section
11.15 for any Indemnified Matter caused by the gross negligence or willful misconduct of an Indemnitee or any of its officers, directors, employees or agents, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

                  Section 11.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Closing Fee, Loan Servicing Fee, the Anniversary

Fee, the Unused Line Fee, the Letter of Credit Fee and Commitment Fee, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

                  Section 11.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 11.07 hereof.

                  Section 11.18 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (i) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 11.18 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 11.18.

                  For purposes of this Section 11.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

                  The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

                  Section 11.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent or any Lender, (iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 11.19. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information. The obligations of the Agent and the Lenders under this Section 11.19 shall survive termination of the Agreement.




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

                  Section 11.20 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  Section 11.21 No Novation. This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the obligations under the Existing Credit Agreement or the lien or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of the Borrower or any Guarantor under the Existing Credit Agreement from any of its obligations and liabilities as a "Borrower" or "Guarantor" thereunder. Each of the Borrower and the Guarantors hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Agreement all references in any such Loan Document to "the Credit Agreement," "thereto," "thereof," "thereunder" or words of like import referring to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended and restated by this Agreement and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent a security interest in or lien on, any collateral as security for the obligations of the Borrower or the Guarantors from time to time existing in respect of the Existing Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                           BORROWER:

                           PACKAGED ICE, INC.


                           By:     /s/ STEVEN J. JANUSEK
                               ------------------------------------------------
                                Name:  Steven J. Janusek
                                Title: Chief Financial Officer


                           COLLATERAL AGENT, ADMINISTRATIVE
                           AGENT AND LENDER:

                           ABLECO FINANCE LLC


                           By:     /s/ KEVIN P. GENDA
                               ------------------------------------------------
                                Name:  Kevin P. Genda
                                Title: Senior Vice-President





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